UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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☐  Soliciting Material Pursuant to Rule 14a-12

WRIGHT MEDICAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com

NOTICE OF
2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2008

To Our Stockholders:

The 2008 Annual Meeting of Stockholders of Wright Medical Group, Inc. will be held at the Doubletree Hotel, located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 14, 2008, beginning at 9:00 a.m. (Central Time). At the meeting, our stockholders will vote on the following proposals to:

1. Elect directors to serve on our Board of Directors for a term of one year;

2. Ratify the selection of KPMG LLP as our independent auditor for 2008; and

3. Approve the amendment to our Fourth Amended and Restated 1999 Equity Incentive Plan to (a) increase by 700,000 the number of shares of common stock available for awards thereunder and (b) make certain administrative changes to the plan.

Stockholders also will transact any other business that properly comes before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE PROPOSALS.

Only stockholders of record at the close of business on March 24, 2008, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such stockholders will be available for inspection by any stockholder at the office of our legal counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 165 Madison Avenue, 22nd Floor, Memphis, Tennessee, during ordinary business hours beginning May 2, 2008, as well as at the Doubletree Hotel during the meeting on May 14, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 14, 2008. The Proxy Statement and 2007 Annual Report are available at www.wmt.com/proxy.

YOUR VOTE IS IMPORTANT.  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By Order of the Board of Directors,

Jason P. Hood
Secretary

April 14, 2008

ii

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2008

This Proxy Statement is being furnished in connection with the solicitation of proxies by Wright Medical Group, Inc., on behalf of our Board of Directors, for use at the 2008 Annual Meeting of Stockholders and any postponement or adjournment thereof. The meeting will be held at the Doubletree Hotel, located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 14, 2008, beginning at 9:00 a.m. (Central Time).

At the meeting, our stockholders will vote on proposals to (1) elect directors to serve on our Board of Directors for a term of one year, (2) ratify the selection of KPMG LLP as our independent auditor for 2008, and (3) approve the amendment to our Fourth Amended and Restated 1999 Equity Incentive Plan to (a) increase by 700,000 the number of shares of common stock available for awards thereunder and (b) make certain administrative changes to the plan. The proposals are set forth in the accompanying Notice of 2008 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the meeting, although the Board of Directors knows of no such other business to be presented.

When you submit your proxy, by either voting by telephone or executing and returning the enclosed proxy card, you will authorize the proxy holders — F. Barry Bays, our Executive Chairman of the Board; John K. Bakewell, our Executive Vice President and Chief Financial Officer; and Jason P. Hood, our Vice President, General Counsel and Secretary — to represent you and vote your shares of our common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement or adjournment of the meeting.

Our 2007 Annual Report, which includes our audited consolidated financial statements, accompanies this Proxy Statement. Although the 2007 Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

We will provide, without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2007, to our stockholders upon request. All stockholder requests should be sent to the Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on or about April 14, 2008.

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, our stockholders will vote on the following proposals to:

1.	Elect directors to serve on our Board of Directors for a term of one year;

2.	Ratify the selection of KPMG LLP as our independent auditor for 2008; and

3.	Approve the amendment to our Fourth Amended and Restated 1999 Equity Incentive Plan to (a) increase by 700,000 the number of shares of common stock available for awards thereunder and (b) make certain administrative changes to the plan.

In addition, our management may report on our performance during 2007 and will respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 24, 2008. Only stockholders of record at the close of business on March 24, 2008, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 24, 2008, there were 37,162,420 outstanding shares of common stock.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Both Proposal 1 (election of directors) and Proposal 2 (ratification of the selection of the independent auditor) are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you. However, Proposal 3 (approval of the amendment of the 1999 Equity Incentive Plan) is a “non-discretionary” item for which a nominee will not have discretion to vote in the absence of voting instructions from you.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date of March 24, 2008, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting.

How do I vote my shares?

If you are a registered stockholder, you may vote by telephone.  If you are a registered stockholder (i.e., your shares are held in your own name), you may vote by telephone by following the instructions included on the proxy card. You do not need to return your proxy card if you vote by telephone.

If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet.  If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Investor Communications Solutions (Broadridge) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

You may vote by mail.  If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

You may vote in person at the meeting.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares.

Can I change my vote after I submit my proxy?

Yes, you can revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by voting again by telephone, because only your latest telephone vote will be counted; (2) by properly completing, signing, dating, and returning another proxy card with a later date; (3) if you are a registered stockholder, by voting in person at the meeting; (4) if you are a registered stockholder, by giving written notice of such revocation to our Corporate Secretary prior to or at the meeting; or (5) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to our Secretary before the polls are closed.

Who will count the votes?

American Stock Transfer & Trust Company (AST), the registrar and transfer agent for our common stock, will tabulate and certify the stockholder votes submitted by proxy. A representative of AST will serve as the inspector of election at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote:

1. FOR the election of the director nominees to serve on our Board of Directors for a term of one year;

2. FOR the ratification of the selection of KPMG LLP as our independent auditor for 2008; and

3.	FOR the approval of the amendment to our Fourth Amended and Restated 1999 Equity Incentive Plan to (a) increase by 700,000 the number of shares of common stock available for awards thereunder and (b) make certain administrative changes to the plan.

What happens if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

Will any other business be conducted at the meeting?

As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

Election of Directors.  The director nominees will be elected to serve on the Board of Directors for a term of one year if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the director nominees will be elected if they receive more votes than any other person at the meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

Ratification of Selection of Independent Auditor.  The selection of KPMG LLP as our independent auditor for 2008 will be ratified if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

Approval of Amendment to 1999 Equity Incentive Plan.  The proposed amendment to our Fourth Amended and Restated 1999 Equity Incentive Plan to (a) increase by 700,000 the number of shares of common stock available for awards thereunder, and (b) make certain administrative changes to the plan will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will abstentions be treated?

You do not have the option of abstaining from voting on Proposal 1 (election of directors), but you may abstain from voting on Proposal 2 (ratification of the selection of the independent auditor), and Proposal 3 (approval of the amendment of the 1999 Equity Incentive Plan). With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposal 2 or 3, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares would be voted but not in favor of Proposal 2 or 3, your abstention would have the same effect as a negative vote in determining the outcome of the vote on the proposal.

How will broker non-votes be treated?

A “broker non-vote” occurs when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposal 3 (approval of the amendment of the 1999 Equity Incentive Plan) is a non-discretionary item for which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. Proposal 1 (election of directors) and Proposal 2 (ratification of the selection of the independent auditor), on the other hand, are discretionary items for which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Accordingly, it is possible for there to be broker non-votes with respect to Proposal 3, but there will not be broker non-votes with regard to Proposals 1 and 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposal 3, the approval of which requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

STOCK OWNERSHIP

Directors, Executive Officers, and Other Stockholders

The following table provides information about the beneficial ownership of our common stock as of February 29, 2008, by each of our directors, each of our existing and former executive officers named in the “Summary Compensation Information” table in this Proxy Statement, all of our directors and existing and former executive officers as a group, and each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of common stock.

		Percentage
	Number of Shares	of Shares
Name of Beneficial Owner	Beneficially Owned(1, 2)	Outstanding(3)

Directors and Executive Officers:
F. Barry Bays	152,500	*
Gary D. Henley	172,500	*
John K. Bakewell	147,749	*
Paul R. Kosters	83,253	*
Jeffrey G. Roberts(4)	30,000	*
Eric A. Stookey	98,253	*
Martin J. Emerson	10,000	*
Lawrence W. Hamilton	5,000	*
John L. Miclot	5,000	*
Robert J. Quillinan	5,000	*
David D. Stevens	35,000	*
Thomas E. Timbie	13,125	*
James T. Treace(5)	202,157	*
All directors and executive officers as a group (16 persons)(4-5)	1,141,514	3.08%
Other Stockholders:
Wellington Management Company, LLP(6)	2,561,700	6.90%
75 State Street Boston, MA 02109
Neuberger Berman Inc.(7)	3,528,552	9.51%
605 Third Avenue New York, NY 10158

*	Less than 1% of the outstanding shares of common stock.

(1)	A person’s beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated elsewhere in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting power and sole investment power with respect to the shares of common stock that they beneficially own.

(2)	The shares of common stock shown in the table include the following numbers of shares that the indicated persons have the right to acquire as of February 29, 2008, or within 60 days thereafter (i.e., April 29, 2008), upon the exercise of options granted by us: Mr. Bays — 132,500 shares; Mr. Henley — 150,000 shares; Mr. Bakewell — 129,749 shares; Mr. Kosters — 57,000 shares; Mr. Roberts — 30,000 shares; Mr. Stookey — 74,328 shares; Mr. Emerson — 10,000 shares; Mr. Hamilton — 5,000 shares; Mr. Miclot — 5,000 shares; Mr. Quillinan — 5,000; Mr. Stevens — 35,000 shares; Mr. Timbie — 13,125 shares; Mr. Treace — 18,750 shares; and all directors and executive officers as a group — 824,683 shares.

(3)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 37,119,817 outstanding shares of common stock as of February 29, 2008, plus the shares of common stock that such person has the right to acquire as of such date or within 60 days thereafter (i.e., April 29, 2008) upon the exercise of options granted by us.

(4)	Mr. Roberts left his position as Senior Vice President and Chief Technology Officer effective April 5, 2007.

(5)	The shares of common stock beneficially owned by Mr. Treace include 103,622 shares owned by J&A Group, LLC, a private investment and consulting company controlled by Mr. Treace and his wife, and 90 shares owned by his wife. Mr. Treace disclaims beneficial ownership of the shares owned by his wife.

(6)	The shares of common stock beneficially owned by Wellington Management Company, LLP (Wellington) consist of shares owned in various investment accounts for which Wellington serves as investment adviser. Wellington has shared voting power with respect to 2,538,100 shares and shared investment power with respect to 2,561,700 shares owned in the investment accounts that it serves.

(7)	The shares of common stock beneficially owned by Neuberger Berman Inc. (Neuberger) consist of shares owned in various investment accounts for which Neuberger’s affiliates serve as sub-adviser or investment manager. Neuberger has sole voting power with respect to 182,108 shares, shared voting power with respect to 2,707,994 shares, and shared investment power with respect to 3,528,552 shares owned in the investment accounts that its affiliates serve.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and the beneficial owners of more than 10% of the our registered equity securities (the reporting persons) file with the Securities and Exchange Commission (SEC) initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. The reporting persons are required to furnish us with copies of all such Section 16(a) reports. Based solely on our review of the copies of such Section 16(a) reports and written representations from certain reporting persons furnished to us, we believe that the reporting persons complied with all applicable Section 16(a) filing requirements during 2007, except that Mr. F. Barry Bays was inadvertently one day late filing a Form 4 report for the exercise of an employee stock option and sale of underlying stock on December 12, 2007.

BOARD OF DIRECTORS

General

Our Board of Directors currently consists of nine directors. Our directors are F. Barry Bays, Martin J. Emerson, Lawrence W. Hamilton, Gary D. Henley, John L. Miclot, Robert J. Quillinan, David D. Stevens, Thomas E. Timbie, and James T. Treace. The directors are elected at each annual meeting of stockholders and serve for a term of one year until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office. Each of our directors was elected by our stockholders at the 2007 annual meeting of stockholders. F. Barry Bays and Thomas E. Timbie have notified us that they will not stand for reelection and will retire from the Board of Directors at this meeting.

Director Independence

It is the policy of the Board of Directors that a majority of the directors be independent as defined in the listing standards of the Nasdaq Global Select Market (Nasdaq). The Board of Directors has determined that six directors — Martin J. Emerson, Lawrence W. Hamilton, John L. Miclot, Robert J. Quillinan, David D. Stevens, and Thomas E. Timbie — are independent as defined in Nasdaq’s listing standards. Beverly A. Huss, our former director, who did not stand for reelection at the 2007 Annual Meeting of Stockholders, and Gary D. Blackford and Amy S. Paul, nominees for director, were also determined to be independent as defined in Nasdaq’s listing standards.

Meetings Attended by Directors

The Board of Directors holds meetings on a quarterly basis and on other occasions as necessary or appropriate. The Board of Directors met nine times in 2007. The Board of Directors has three standing committees — the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee met eleven, thirteen, and nine times, respectively, in 2007. Director attendance at all Board of Directors and committee meetings in 2007 was in excess of 94%. Each director attended at least 78% of the total number of meetings of the Board of Directors and its committees on which he or she served in 2007.

Our independent directors have regularly scheduled meetings at which only they are present. Our independent directors met four times in 2007. Pursuant to our Corporate Governance Principles, the chairman of our Nominating and Corporate Governance Committee or another independent director selected by a majority of the independent directors presides at these meetings.

Our directors are encouraged to attend our annual meeting of stockholders absent exceptional cause. In 2007, seven directors attended the annual meeting of stockholders.

Board of Directors Committees

Our Board of Directors delegates certain of its functions to its standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Information regarding the responsibilities of these committees and their members is provided below.

Audit Committee.  The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. In this role, the Audit Committee monitors and oversees the integrity of our financial statements and related disclosures, the qualifications, independence, and performance of our independent auditor, the performance of our internal auditing function, and our compliance with applicable legal requirements and our business conduct policies. The Audit Committee has a written charter, which was revised by the Board of Directors on April 21, 2005. A copy of the charter is posted on our website at http://www.wmt.com/Corporate/AuditCommitteeCharterReviseApril212005.pdf. The information on our website, however, is not a part of this Proxy Statement. The Audit Committee is composed of three directors who are appointed by the Board of Directors. The members of the Audit Committee are Thomas E. Timbie (chairman), Martin J. Emerson, and Robert J. Quillinan, all of whom are independent as defined in Nasdaq’s listing standards and meet the independence criteria set forth in the SEC’s rules. Our Board of Directors has determined that each member of the Audit

Committee is an audit committee financial expert as defined in the SEC’s regulations. The report of the Audit Committee appears beginning on page 10 of this Proxy Statement.

Compensation Committee.  The Compensation Committee oversees our general programs of compensation and benefits for all employees and determines the compensation of our executive officers and directors. The Compensation Committee has a written charter, which was revised by the Board of Directors on October 23, 2006. A copy of the charter is posted on our website at http://www.wmt.com/Corporate/CompensationCommitteeCharter102306.pdf. The information on our website, however, is not a part of this Proxy Statement. The Compensation Committee is composed of three directors who are appointed by the Board of Directors. The members of the Compensation Committee are David D. Stevens (chairman), Martin J. Emerson, and Lawrence W. Hamilton, all of whom are independent as defined in Nasdaq’s listing standards and meet the independence criteria set forth in the SEC’s rules. Beverly A. Huss, our former director who did not stand for reelection at the 2007 Annual Meeting of Stockholders, was independent as defined in Nasdaq’s listing standards, met the independence criteria set forth in the SEC’s rules, and was also a member of the Compensation Committee during 2007. The report of the Compensation Committee appears beginning on page 11 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee oversees our corporate governance processes. In this role, the Nominating and Corporate Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors, makes recommendations regarding the establishment and membership of the Board of Directors’ committees, develops and reviews corporate governance principles applicable to us, and leads the annual review of the performance of the Board of Directors and its committees. The Nominating and Corporate Governance Committee has a written charter, which was revised by the Board of Directors on February 27, 2007. A copy of the charter is posted on our website at http://www.wmt.com/Corporate/CorporateGovernanceCommitteeCharterReviewv5.pdf. The information on our website, however, is not a part of this Proxy Statement. The Nominating and Corporate Governance Committee is composed of three directors who are appointed by the Board of Directors. The members of the Nominating and Corporate Governance Committee are John L. Miclot (chairman), Lawrence W. Hamilton, and Thomas E. Timbie, all of whom are independent as defined in Nasdaq’s listing standards and meet the independence criteria set forth in the SEC’s rules. Beverly A. Huss, our former director who did not stand for reelection at the 2007 Annual Meeting of Stockholders, was independent as defined in Nasdaq’s listing standards, met the independence criteria set forth in the SEC’s rules, and was also a member of the Nominating and Corporate Governance Committee during 2007.

Director Nominations

The Board of Directors will consider all potential candidates for nomination by the Board of Directors for election as directors who are recommended by our stockholders, directors, officers, and employees. All director recommendations must be made in accordance with the provisions of Article II, Section 5 of our bylaws, which sets forth requirements concerning the information about the candidate to be provided and the timing for the submission of the recommendations. All director recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Nominating and Corporate Governance Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Nominating and Corporate Governance Committee’s review typically will be based on the written materials provided with respect to a potential director candidate. The Nominating and Corporate Governance Committee will evaluate and determine whether a potential candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

The Board of Directors has adopted the following series of minimum qualifications and specific qualities and skills for our directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating and Corporate Governance Committee:

•	Directors should possess the highest personal and professional ethics, integrity, and values.

•	Directors should have an inquisitive and objective perspective, practical wisdom, and mature judgment.

•	Directors should have expertise and experience at policy-making levels in areas that are relevant to our business.

•	Directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of our business.

•	Directors should be committed to representing the long-term interests of our stockholders.

•	Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

•	Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

•	Directors, who also serve as the chief executive officer, chief operating officer, or chief financial officer of another enterprise, should not serve on more than two boards of public companies in addition to our Board of Directors, and other directors should not serve on more than four boards of public companies in addition to our Board of Directors.

In making our determinations regarding director nominees, the Board of Directors will consider whether a potential candidate has previously served as our director. The Board of Directors does not believe, however, that directors should expect to be automatically renominated on an annual basis. Instead, the annual self-assessment of the performance of the Board of Directors and its committees is an important determinant of director tenure.

Corporate Governance Principles

In furtherance of our goal of providing effective governance of our business and affairs for the long-term benefit of our stockholders, the Board of Directors has approved and adopted Corporate Governance Principles. The Corporate Governance Principles are posted on our website at http://www.wmt.com/Corporate/CorporateGovernancePrinciplesv4a.pdf. The information on our website, however, is not a part of this Proxy Statement. In addition to other matters, our Corporate Governance Principles require that any director up for election at our annual meeting of stockholders, who fails to receive at least a majority of the votes cast for election, shall offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee then makes a recommendation to the Board of Directors whether to accept, reject, or take other action regarding the offered resignation. The Board of Directors must review the recommendation of the Nominating and Corporate Governance Committee and act promptly to accept, reject, or take other action it deems appropriate under the circumstances. The affected director does not take part in the deliberations or actions of the Nominating and Corporate Governance Committee or the Board of Directors in this matter.

Policies and Procedures for Monitoring, Reviewing, Approving, or Ratifying Transactions with Related Persons

The Board of Directors has adopted a written Related Persons Transactions Policy (the Policy) for monitoring, reviewing, approving and ratifying transactions with related persons. The Policy applies to all financial transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which we were, are or will be a participant and in which a related person had or will have a direct or indirect material interest.

Transactions that are subject to the Policy must be approved by the Audit Committee. The Audit Committee is authorized to approve those transactions with related persons that are in, or are not inconsistent with, our best interests and our stockholders’ best interests and that are consistent with our Code of Business Conduct. The Audit Committee chairman, acting alone, may approve those transactions with related persons that meet the foregoing criteria and that are valued at $25,000 or less. All approvals made by the Audit Committee chairman are required to be reported to the entire Audit Committee at the next available opportunity.

The Audit Committee or its chairman will consider all relevant factors, including as applicable, (i) the benefits of the transaction to us, (ii) whether the transaction is material to us, (iii) the effect, if any, of the transaction on a director’s independence in the event the related person is a director or an immediate family member or affiliate of a director, (iv) the availability of other sources for comparable products or services, (v) the terms of the transaction and whether they are fair and reasonable to us, (vi) the terms available to or from unrelated third parties or to employees generally, (vii) the role of the related person in arranging the transaction, (viii) the interests of the related person, and (ix) whether the potential transaction with a related person is consistent with our Code of Business Conduct. The Audit Committee will annually review and consider any previously approved or ratified transaction with a related person that remains ongoing to determine whether the transaction requires additional or continuing approval if conditions should be imposed with response to the transaction.

We are not currently and have not been engaged in any transactions with related persons since January 1, 2007.

Stockholder Communications

Stockholders may communicate with the Board of Directors or any individual director regarding any matter relating to us that is within the responsibilities of the Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to the Board of Directors or an individual director c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Corporate Secretary will discuss with the Executive Chairman of the Board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the Board of Directors. The Corporate Secretary will forward a stockholder communication to the Executive Chairman of the Board or the individual director if such person determines that the communication meets this standard.

Audit Committee Report

Management is responsible for our accounting and financial reporting processes, including our internal control over financial reporting, and for preparing our consolidated financial statements. KPMG LLP (KPMG), our independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America. In this context, the responsibility of the Audit Committee of the Board of Directors is to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG our audited consolidated financial statements as of and for the year ended December 31, 2007, and management’s assessment of our internal control over financial reporting. Management and KPMG represented to the Audit Committee that our audited consolidated financial statements as of and for the year ended December 31, 2007, were prepared in accordance with accounting principles generally accepted in the United States of America. Management and KPMG also represented to the Audit Committee that our internal control over financial reporting were effective as of December 31, 2007. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (SAS) Nos. 89, 90 and 114 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 89, 90 and 114 set forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board (ISB) Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit Committee all relationships between the auditor and us that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with KPMG its independence and considered in advance whether the provision of any non-audit services by KPMG is compatible with maintaining their independence.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, therefore, rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that our audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that KPMG is in fact independent.

Based on the reviews and discussions of the Audit Committee described above, in reliance on the unqualified opinion of KPMG dated February 26, 2008, regarding our audited consolidated financial statements as of and for the year ended December 31, 2007, and subject to the limitations on the responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that such financial statements be included in our annual report on Form 10-K for the year ended December 31, 2007, to be filed with the SEC.

* * *

The foregoing report is provided by the members of the Audit Committee of the Board of Directors.

Thomas E. Timbie (chairman)
Martin J. Emerson
Robert J. Quillinan

Compensation Committee Report

The Compensation Committee of the Board of Directors has the primary authority for determining our compensation philosophy and establishing compensation for our executive officers. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer (CEO) and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer compensation, the Compensation Committee considers recommendations from our CEO with respect to goals and compensation of the other executive officers and assesses the information that it receives. The Compensation Committee recommends the compensation of the CEO for approval by the independent directors of the Board of Directors. The Compensation Committee also periodically reviews director compensation. From time to time we may engage consultants with specific expertise related to executive officer or director compensation and benefits. All decisions with respect to executive officer and director compensation are approved by the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2007 with management. In reliance upon the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the following Compensation Discussion and Analysis be included in the Proxy Statement for the year ended December 31, 2007 to be filed with the SEC.

* * *

The foregoing report is provided by the members of the Compensation Committee of the Board of Directors. Beverly A. Huss, our former director who did not stand for reelection at the 2007 Annual Meeting of Stockholders, was also a member of the Compensation Committee during 2007.

David D. Stevens (chairman)
Martin J. Emerson
Lawrence W. Hamilton

Compensation Discussion and Analysis

In the following Compensation Discussion and Analysis, we describe the material elements of compensation awarded to our chief executive officer, our chief financial officer and our three other most highly compensated executive officers during 2007. We focus primarily on the 2007 information contained in the tables and related footnotes and narrative under the heading “Executive Compensation” below, but also describe compensation actions taken during other periods to the extent it enhances the understanding of our executive compensation disclosure for 2007. In this discussion, we refer to each “named executive officer” identified in the tables as an “executive officer.”

General Philosophy.  We compensate our executive officers through a mix of base salary, performance incentive bonuses, long-term equity incentives, and employee benefits and perquisites designed to:

•	attract and retain high caliber executive officers and motivate them to achieve superior performance for the benefit of our stockholders;

•	motivate our executive officers to achieve our key strategic and financial performance measures; and

•	enhance the incentives for executive officers to increase our stock price and maximize stockholder value.

We believe that a portion of our executive officers’ compensation potential on an annual basis should be at risk based on our performance. If our performance does not meet the criteria established by the Compensation Committee, incentive compensation will be adjusted accordingly. The Compensation Committee oversees our general programs of compensation and benefits for all employees and determines the compensation of our executive officers and directors. Our compensation setting process consists of establishing (i) a base salary, (ii) a performance incentive bonus, and (iii) long-term equity compensation for each executive officer. The Compensation Committee designs the performance incentive bonus to reward executive officers for our performance through linking their compensation to revenue and earnings growth targets, as well as certain other corporate objectives. Additionally, certain of our executive officers’ performance incentive bonuses are also based upon achieving specific operational goals within areas under their control.

The total cash compensation (i.e., base salary plus performance incentive bonus) paid to our executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies engaged primarily in the orthopaedic medical device industry with revenues similar to ours, as well as comparable to other companies with performance similar to ours. The Compensation Committee reviews the targeted total compensation (i.e., the aggregate level of compensation that we will pay if performance goals are fully met) to ensure the total compensation is aligned with our goals of comparability and incentivizing performance. We also provide our executive officers with a variety of other benefits that we make available generally to all salaried employees.

The Role of the Compensation Committee.  The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In determining the appropriate level of compensation, the Compensation Committee reviews a variety of sources to determine and set compensation.

The Compensation Committee reviews the performance and compensation for our CEO annually and recommends the compensation level for approval by the independent directors of the Board of Directors. The performance of our executive management team as a group is reviewed annually by the Compensation Committee.

Our CEO assists the Compensation Committee by providing annual recommendations regarding the compensation of all other executive officers. Each executive officer participates in annual performance reviews with the CEO to provide input about their contributions to our success for the period being assessed. With respect to equity compensation awarded to all other executive officers, the Compensation Committee grants options and/or restricted stock, generally based upon the recommendation of the CEO, and a comparison of our peer group companies.

The Compensation Committee also has the power and authority to hire outside advisors or consultants to assist the Compensation Committee in fulfilling its responsibilities. In 2007, the Compensation Committee hired Watson Wyatt Worldwide, Inc. to review the current compensation offered to our executive officers, benchmark it against the industry and our peers, and offer suggestions.

Total Compensation.  The total compensation package offered to each named executive officer is comprised of four elements, which are described in more detail below:

•	base salary;

•	performance incentive bonus;

•	long-term equity incentive awards; and

•	employee benefits and perquisites.

To determine whether our executive compensation is comparable to our competitors and other companies with performance similar to ours, the Compensation Committee compares the compensation of executive officers at similar companies, taking into consideration the company’s size, industry, and geographic locality, as well as the comparable named executive officer’s level of responsibility and years of experience. The criteria used to select companies similar to us include companies: (1) in the medical equipment and device industry; (2) with revenues between $200 million and $700 million; (3) whose current enterprise market value is between $500 million and $2.1 billion, with one exception; and (4) whose number of employees is between 300 and 3,500. These companies are considered comparable to us and generally recruit individuals to fill executive positions that have similar skills and background to those we recruit. The list of such companies included the following (with us listed simply to show our relative position among the peer companies) based on information available at the time of the compensation review:

			Number of
Name (Symbol)	Revenues	Market Cap	Employees

Affymetrix Inc. (AFFX)	$355	$1,765	1,128
American Medical Systems, Inc. (AMMD)	$358	$1,333	1,095
Conmed Corporation (CNMD)	$647	$876	3,200
Haemonetics Corporation (HAE)	$420	$1,311	1,661
Integra Lifesciences Holdings Corporation (IART)	$419	$1,402	1,750
Intuitive Surgical, Inc. (ISRG)	$373	$5,156	563
Lifecell Corporation (LIFC)	$142	$952	335
Mentor Corporation (MNT)	$268	$1,715	950
Orthofix International NV (OFIX)	$365	$778	1,324
Symmetry Medical Inc. (SMA)	$254	$541	1,795
Viasys Healthcare, Inc. (VAS)	$610	$1,412	2,365
Wright Medical Group, Inc. (WMGI)	$339	$856	1,060

We can review in detail only those individuals for whom compensation information is publicly disclosed. This is typically only the five most highly compensated officers at each company. Generally, this correlates to our CEO, Executive Vice President and Chief Financial Officer (CFO), and certain other executive officers. The Compensation Committee has the authority to engage consultants with specific expertise related to executive officer or director compensation and benefits.

The overall result of this review provides the starting point for the analysis of the Compensation Committee. The Compensation Committee looks more extensively at a number of other factors, including the total compensation, the median, mean, minimum, and maximum for each executive officer position. The Compensation Committee strongly believes in retaining the best talent among our executive management team. In the case of our CEO, the Compensation Committee also considered our performance since he began working for us, and the anticipated level of difficulty of replacing him with someone of comparable experience and skill.

The Compensation Committee believes that the compensation of our executive officers — those having the greatest ability to influence our performance — should include greater levels of performance-based incentive compensation, while other levels of management should receive a greater portion of their compensation in base salary. The Compensation Committee’s review of the comparable companies chosen, although each had a different compensation structure, indicated that all appear to provide their executive officers with median base salaries of approximately 20% to 40% of overall compensation, median targeted bonus compensation of up to 18% of overall compensation and median equity compensation of approximately 35% to 65% of overall compensation.

We have entered into employment agreements with four of our named executive officers — Gary D. Henley, John K. Bakewell, F. Barry Bays, and Paul R. Kosters. The terms of the employment agreements began and will end on the dates shown below, subject to earlier termination under specified circumstances.

Name	Beginning Date	Ending Date

Gary D. Henley	April 4, 2006	April 4, 2009
John K. Bakewell	November 22, 2005	June 30, 2008
F. Barry Bays	November 22, 2005	June 30, 2008
Paul R. Kosters	March 1, 2007	N/A(1)

(1)	Mr. Kosters’ employment agreement does not have a stated ending date; however, it can be terminated by Mr. Kosters with three months notice or by us with six months notice.

Effective April 5, 2007, Mr. Roberts left his position as Senior Vice President and Chief Technology Officer. In connection with his departure, we entered into a severance agreement with Mr. Roberts, which is discussed further below under “Severance Benefits.”

We have not entered into an employment agreement with Mr. Stookey.

Base Salaries.  We want to provide our executive officers with a level of assured cash compensation in the form of base salary to compensate them for the services they provide and their level of professional experience and knowledge. The Compensation Committee considers the input of the CEO with respect to the base salaries of our other executive officers. The Compensation Committee reviews executive officer compensation annually. In establishing base salaries, the Compensation Committee seeks relevant compensation information including: (1) scope of the position; (2) responsibilities of the position; (3) experience and length of service with our Company, the industry, and the community; (4) effort and performance; (5) team building skills; (6) observance of our ethics and compliance programs; (7) salaries paid by competitive companies to officers in similar positions; and (8) base salaries paid to our other executive officers. Increases in base salary from year to year are based upon the performance of the executive officers, as well as market positioning considerations, as assessed by the CEO and reviewed and approved by the Compensation Committee. The Compensation Committee assesses these factors with respect to the CEO. The Compensation Committee recommends the compensation of the CEO for approval by the independent directors of the Board of Directors. The Compensation Committee estimates that the salary levels of our executive officers approximate the 25th percentile of the salary levels in effect for comparable executive officer positions at companies in our peer group. It is the Compensation Committee’s goal that the “total compensation” levels of our executive officers (cash compensation plus the value of restricted shares) range between the 50th and 75th percentile of the “total compensation” levels in effect for comparable executive officers positions at our peer group companies. The Compensation Committee estimates that the “total compensation” levels of our executive officers approximate the 50th percentile for comparable executive officer positions at companies in our peer group. Our executive officers have a significant level of valuable industry specific knowledge and experience. We believe they are a key factor in our future success.

Employment agreements establish the initial annual base salary of certain of our named executive officers, with the exception of Messrs. Roberts and Stookey, and provide that the Compensation Committee will review compensation annually and may make such increases in base salary as are merited based on the named executive officer’s performance and are consistent with our compensation policies. The base salaries of our named executive officers are set forth below.

Annual Base Salary
as of
December 31,
Name	2007

Gary D. Henley	$425,000
John K. Bakewell	275,000
F. Barry Bays	100,000
Paul R. Kosters(1)	334,952
Eric A. Stookey	216,900
Jeffrey G. Roberts	—

(1)	Mr. Kosters’ compensation is paid in Euros. The exchange rate used to determine the U.S. Dollar equivalent of his compensation was 1.3708 U.S. Dollars per Euro.

These salaries reflect levels that the Compensation Committee concluded were appropriate based upon the executive officers’ general experiences and the review of comparable salaries at comparable companies.

Performance Incentive Bonus.

Executive Performance Incentive Plan.  We implemented an Executive Performance Incentive Plan (the Bonus Plan) for all of our United States of America-based officers, including named executive officers, in 2005. The Bonus Plan, which is administered by the Compensation Committee, provides that each year the Compensation Committee will establish a method for determining the total amount of performance incentive bonuses available to be paid to all officers under the Bonus Plan (Bonus Pool). The Bonus Pool is established based upon specific measures of our financial performance, which may include sales, operating income, pre-tax income, net income, and earnings per share. For 2007, the Bonus Pool was established based upon our performance relative to a specific operating income target. One of our objectives is to consistently achieve market leading revenue growth while achieving operating income growth in excess of that revenue growth. Specifically, the Compensation Committee established objectives of revenue growth ranging from 15% to 20% and earnings growth in excess of the revenue growth. The Bonus Plan also provides for the Compensation Committee to establish individual performance goals, which include financial and operational performance measures for each executive officer based upon his or her responsibility. After the end of each quarter, the Compensation Committee determines the amount of the performance incentive bonus for each executive officer by multiplying such executive officer’s percentage achievement of his or her individual performance goals by their allocable portion of the Bonus Pool. The Compensation Committee, in its sole and absolute discretion, may determine that the amount of an executive officer’s actual performance incentive bonus is less than or more than the amount earned by the officer under the Bonus Plan. The amount of the performance incentive bonus payable to an executive officer may vary from zero to 200% of his or her annual target.

The Compensation Committee established the following targeted bonus levels for our executive officers:

	2007 Target	2008 Target
Position	(% of base salary)	(% of base salary)

CEO	75%	75%
CFO	50	50
Executive Chairman	50	50
Other executive officers	45	45

Our performance goals are not calculated using generally accepted accounting principles (GAAP) measures. Instead, our performance goals are calculated using non-GAAP measures as more fully described in our Form 8-Ks that are filed in connection with our quarterly earnings releases. For the year ended December 31, 2007, our non-GAAP financial measures did not include: restructuring expenses, non-cash, stock-based compensation expenses, an unfavorable arbitration ruling, non-cash inventory step-up amortization, and the income tax effects of the foregoing.

Our executive officers have performance goals for their bonuses based upon corporate objectives which are described in the table below. All of our executive officers’ objectives are based upon global objectives, and certain of our executive officers’ objectives also include operational objectives associated with their respective areas of responsibility. Where an executive officer has responsibility for a particular business unit or division, the performance goals are heavily weighted toward the performance of those units. However, our overall earnings performance is at least a 40% factor in all management performance goals.

	2007 Target	2008 Target
Performance Goal	(% of bonus)	(% of bonus)

Operating Income Growth(1)	40%	20%
Earning Per Share (EPS) Growth(1)	—	20%
Revenue Growth	40%	40-50%
Inventory Days on Hand (DOH)	10%	5-10%
Days Sales Outstanding (DSO)	10%	5-10%

(1)	Operating income and EPS, as described in the Bonus Plan, is calculated as operating income, as adjusted, and EPS, as adjusted. At the Compensation Committee’s discretion, certain income or expenses that are excluded from our non-GAAP financial measures (such as restructuring charges and non-cash, stock-based compensation expense) may also be excluded from operating income and EPS for the determination of target achievement. All references to operating income and EPS in the context of the Bonus Plan refer to the above-described calculation.

As our business is highly capital intensive and requires large investments in inventory, we believe that establishing a DOH objective would ensure the appropriate communication and teamwork to ultimately achieve those revenue objectives. As DSO is a product of not just company performance and management decisions, but also market factors outside the control of our executive officers, we concluded that this performance should be given less weight than operating income or revenue growth.

Our executive officers’ bonus objectives for 2008 include the following global objectives:

Performance Goal	100% of target

Operating Income Growth	41%
EPS Growth	23%
Revenue Growth	16%

Our executive officers will earn 100% of their targeted bonuses if our operating income growth, EPS growth and revenue growth objectives noted above are met, and DOH and DSO targets and other operational objectives are also reached. Our executive officers can receive 200% of their targeted bonus if the rates of operating income growth, EPS growth, and revenue growth exceed 79%, 51%, and 27%, respectively. The operating income growth target must be met for the executive officers to receive their targeted performance incentive bonus. Under-achievement of the operating income growth target would result in a reduced performance incentive bonus. Failure to achieve the threshold operating income target could result in no performance incentive bonus. Additionally, the executive officers will receive bonuses at prorated levels if the operating income growth target is achieved but the other targets are not met. These percentages were selected because of their correlation at the 100% level, to our strategic plan, and at the 200% level, to a level that we subjectively concluded was an appropriate “stretch” goal.

The performance incentive bonus paid under the Bonus Plan for 2007 to each named executive officer is set forth below. Additionally, for 2007, the Compensation Committee authorized the discretionary payment of performance incentive bonuses under the Bonus Plan, which are set forth below for each named executive officer.

	Performance
Name	Incentive Bonus	Discretionary Payment

Gary D. Henley	$129,624	$74,906
John K. Bakewell	55,106	32,212
F. Barry Bays	35,754	11,750
Eric A. Stookey	38,269	22,937
Jeffrey G. Roberts	—	—

The Compensation Committee approved the payment of a discretionary bonus of approximately 24% of each executive officers’ target based, in part, upon the over-achievement of certain of our corporate earnings objectives during 2007, as well as the accomplishment of certain initiatives including the acquisition and integration of three businesses acquired and the issuance of $200 million of convertible senior notes.

EMEA Corporate Management Incentive Plan.  We implemented the EMEA Corporate Management Incentive Plan (the EMEA Bonus Plan) for our European corporate employees, including Paul R. Kosters, President, Europe, Middle East, and Africa, in 2006. The EMEA Bonus Plan, which is administered by the Compensation Committee, provides that each year the Compensation Committee establishes a method for determining the total amount of performance incentive bonuses available to be paid under the EMEA Bonus Plan (EMEA Bonus Pool). The EMEA Bonus Pool is established based upon specific measures of our financial performance in Europe, the Middle East, and Africa (EMEA), which may include sales, operating income, pre-tax income, and net income. For 2007, the bonus pool was established based upon performance relative to a specific operating income target. The Compensation Committee selected this specific operating income target to align EMEA executive officers’ objectives with the interests of our stockholders. The EMEA Bonus Plan also provides for the Compensation Committee to establish individual performance goals, which include financial and operational performance measures for Mr. Kosters based upon his responsibility. After the end of each quarter, the Compensation Committee determines the amount of the performance incentive bonus to be paid to Mr. Kosters by multiplying the percentage achievement of his individual performance goals by his allocable portion of the EMEA Bonus Pool. The Compensation Committee, in its sole and absolute discretion, may determine that the amount of his actual performance incentive bonus is less than or more than the amount earned under the EMEA Bonus Plan.

The Compensation Committee established the following targeted bonus levels for Mr. Kosters:

	2007	2008
	(% of base salary)	(% of base salary)

Target	45%	45%
Maximum	90	90

Mr. Kosters’ performance goals for his bonus are based upon operational objectives, which are described in the table below.

	2007 Target	2008 Target
Performance Goal	(% of bonus)	(% of bonus)

EMEA Operating Income Growth	60%	60%
EMEA Revenue Growth	30%	30%
EMEA Inventory Days on Hand (EDOH)	5%	5%
EMEA Days Sales Outstanding (EDSO)	5%	5%

As our business is highly capital intensive and requires large investments in inventory, we believe that establishing an EDOH objective would ensure the appropriate communication and teamwork to ultimately achieve those revenue objectives. As EDSO is a product of not just company performance and management decisions within EMEA, but also market factors outside the control of our EMEA executive officers, we concluded that this performance should be given less weight than operating income or revenue growth.

Mr. Kosters’ performance incentive bonus objectives for 2008 include EMEA revenue growth of 20% and an EMEA operating income growth of approximately 400 basis points. Mr. Kosters will earn 100% of his targeted bonus if EMEA operating income growth and EMEA revenue growth objectives noted above are met, as well as EDOH and EDSO targets for the EMEA region. He can receive 200% of his targeted bonus if the rates of EMEA operating income growth and EMEA revenue growth exceed 670 basis points and 28%, respectively. The EMEA operating income growth target must be met for Mr. Kosters to receive his target performance incentive bonus. Under-achievement of the EMEA operating income growth target would result in a reduced performance incentive bonus. Failure to achieve the threshold operating income target could result in no performance incentive bonus. Additionally, Mr. Kosters will receive his bonus at a prorated level if the operating income growth target is achieved but the other targets are not met. These percentages were selected because of their correlation at the 100% level to our strategic plan, and at the 200% level to a level that we subjectively concluded was an appropriate “stretch” goal.

For 2007, we paid Mr. Kosters a performance incentive bonus of $27,913. Mr. Kosters’ compensation is paid in Euros. The exchange rate used to determine the U.S. Dollar equivalent of his compensation was 1.3708 U.S. Dollars per Euro.

Long-Term Equity Incentive Awards.  We may grant long-term, equity-based incentive awards to our named executive officers under our 1999 Equity Incentive Plan, as amended and restated (1999 Equity Incentive Plan). Under the 1999 Equity Incentive Plan, which is administered by the Compensation Committee, we may grant awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, the Compensation Committee determines an award that is suitable for providing an adequate incentive for the performance and retention of each named executive officer.

The Compensation Committee’s prevailing practice has been to award stock options in order to closely align the interests of the named executive officers with those of our stockholders. To encourage retention, the stock options may be granted with a vesting period of one or more years. The Compensation Committee has taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the grant date, which is calculated as the average of the highest and lowest reported sale prices on the trading day immediately prior to the grant date. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the grant date.

Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Account Standards No. 123(R), making the accounting treatment of stock options less attractive. As a result, the Compensation Committee assessed the desirability of granting shares of restricted stock to employees, particularly our named executive officers, and concluded that restricted stock would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. The Compensation Committee may still award a limited number of stock options to foreign employees (because of foreign tax law considerations), to named executive officers upon starting employment, and in other special situations. However, beginning January 2007, the primary form of equity compensation has been the issuance of shares of restricted stock. The restricted stock will generally vest in equal annual installments over four years. In the future, we many issue other forms of equity compensation allowed under the 1999 Equity Incentive Plan upon approval by the Compensation Committee.

Guidelines for the number of stock options and restricted stock awards granted to each executive officer are determined using a procedure approved by the Compensation Committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance, and the value of the stock at the time of grant. We determine the fair market value based upon the average of the high and the low price of the stock on the day prior to the grant date. With the exception of promotions and new hires, we generally grant these awards effective as of the date of our annual meeting of stockholders. This timing was selected because it enabled us to consider our prior performance as well as that of the potential recipients, and our expectations for the current year. Also, it follows our annual performance evaluations. The awards also are made as early as practicable in the year in order to optimize the time-period for the incentives associated with the awards. The Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

The benchmark for these grants is the median level of annual stock option grants and restricted stock awards for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies.

Each stock option allows the executive officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to ten years. Stock option awards will provide a return to the executive officer only if the market price of the shares appreciates over the term of the award. Each restricted stock award allows the executive officer to acquire shares of common stock upon vesting. Restricted stock will provide a return to the executive officer upon vesting.

The long-term equity incentive awards granted in 2007 to each of our named executive officers is set forth below.

				Grant Date
		Grant Date	Number of	Fair Value of
	Number of	Fair Value of	Shares of	Restricted
	Options	Options	Restricted Stock	Stock
Name	Granted	Granted	Granted	Granted

Gary D. Henley	50,000	$559,500	22,500	$541,800
John K. Bakewell	—	—	18,000	433,440
F. Barry Bays	—	—	—	—
Paul R. Kosters	—	—	19,000	457,520
Eric A. Stookey	—	—	21,750	512,535
Jeffrey G. Roberts	—	—	—	—

Other Elements of Compensation and Perquisites.  In order to attract and retain employees while paying market levels of compensation, we provide our executive officers the following benefits and perks.

Medical Insurance.  We provide to each executive officer and the executive officer’s spouse and children such health, dental, and vision insurance coverage as we may from time to time make available to our other employees. We pay a portion of the premiums for this insurance for all employees.

Life and Disability Insurance.  We provide to each executive officer such life and/or disability insurance, as we, in our sole discretion, may from time to time make available to our other executive employees of the same level of employment.

Housing Allowance & Relocation Costs.  In order to attract and retain management talent, we provide relocation benefits, including a housing allowance, to certain executive officers upon their employment with us. The allowance is intended to partially defray the additional cost of housing while the employee relocates.

Defined Contribution Plan.  We, and our designated affiliates, offer the Section 401(k) Savings/Retirement Plan (401(k) Plan), a tax-qualified retirement plan, to our eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 100% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. We currently match up to 4% of contributions to the 401(k) Plan. For our EMEA executive officer, we sponsor a defined contribution program in which we contribute up to 12% of employees’ eligible compensation.

Stock Purchase Plan.  Our 2002 Employee Stock Purchase Plan (ESPP), which qualifies under Section 423 of the Internal Revenue Code, permits participants to purchase our common stock on favorable terms. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the plan period or the stock price on the last day of the plan period, whichever is lower. The purchase dates occur on the last business day of June and December of each year. To pay for the shares, each participant may authorize periodic payroll deductions from their cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in a period are automatically applied to the purchase of common stock on that period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date. Our ESPP is available to U.S. employees only.

Other.  We make available certain other perquisites or fringe benefits to certain executive officers, such as a car allowance or use of a company-provided automobile, travel insurance, airline club dues, professional society dues and food, and recreational fees incidental to official company functions, including board meetings.

Severance Benefits.  We believe that companies should provide their executive officers with reasonable severance benefits, which should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. In the event of the termination of our executive officers’ employment, the post-employment pay and benefits, if any, to be received by the executive officers will vary according to the basis for their termination. The following benefits are provided in our U.S.-based executive officers’ employment agreements:

•	If we terminate an executive officer’s employment due to his disability, we are required to provide the following for a period of 12 months after the termination date: (a) base salary, minus any amount that he receives under any disability insurance policy or plan that we or they maintain or under Social Security or any similar law, and (b) continued coverage for such period under our health benefit and life insurance programs on the same terms that were applicable on the termination date.

•	If we terminate an executive officer’s employment for cause, or if the executive officer resigns, we may choose to provide up to 24 months of base salary.

•	If we terminate the executive officer’s employment without cause, or if after a “change in control” (as defined in the executive officer’s employment agreement) the term of the agreement expires and the executive officer’s employment is terminated without cause within 12 months after such expiration, we are required to provide, for a period of between 12 and 24 months after termination, as determined by us in our sole and absolute discretion, (a) base salary for such period at the greater of his base salary on the expiration date or his base salary on the termination date, and (b) continued coverage for such period under our health benefit and life insurance programs on the same terms that were applicable on the termination date.

The definition of “cause” will be deemed to exist (i) where the individual has intentionally failed to perform his responsibilities (ii) upon the death of the individual, (iii) where the individual has engaged in conduct materially injurious to us, (iv) where the individual has been convicted of a felony, crime involving moral turpitude, or (v) where the individual has violated their non-competition or confidentiality obligations.

While it is possible to provide salary continuation to an executive officer during the job search process, which in some cases may be less expensive than a lump-sum severance payment, we prefer to pay in accordance with our customary payroll practice but with a final payment not later than March 15 of the year following the year in which the termination occurred. This may result in a lump-sum severance payment just prior to March 15 for tax reasons.

If we terminate Mr. Kosters’ employment for any reason, we are obligated to provide a notice period of six months, and we are required to continue to provide all aspects of Mr. Kosters’ compensation over such period.

Additionally, if we terminate the executive officer’s employment without cause, all unexercised options with grant dates on or after March 1, 2004, will immediately vest.

In each case, the executive officer’s right to receive post-employment pay and benefits is subject to his compliance with the non-competition and non-interference covenants contained in their respective employment agreements.

Effective April 5, 2007, we entered into a severance agreement with Jeffrey G. Roberts, our former Senior Vice President and Chief Technology Officer. Under the agreement, in exchange for certain releases and covenants by Mr. Roberts, we agreed to provide him with severance consisting of (a) his base salary with respect to a period of 12 months after his resignation at his base salary on the resignation date, (b) the base salary equivalent of his earned and unused vacation for 2007, (c) paid continuation coverage under our group medical, dental and vision insurance plans for a period of 12 months after his resignation, (d) professional outplacement services, and (e) $200 to be applied to his legal costs for review of the agreement.

Change in Control Benefits.  Our executive officers and other employees have built us into the successful enterprise that we are today, and the Compensation Committee believes that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our executive officers are aligned with them, and providing change in control benefits should at least reduce the reluctance of executive officers to pursue potential change in control transactions that may be in the best interests of stockholders. Relative to our overall value, these potential change in control benefits are relatively minor. The cash components of any change in control benefits are paid as severance above is paid and are based upon a multiple of base salary of up to 24 months but not less than 12 months. These change in control benefits are “double trigger,” which requires (1) a change in control and (2) a termination without cause within 12 months of the expiration of their employment agreement before the executive officer receives their change in control benefit.

In the event of a change in control, we also continue health and other insurance benefits for between one and two years corresponding to termination benefits and immediately vest all equity compensation. In addition, terminated employees would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) Plan. Additionally, upon a change in control, all unexercisable options will immediately vest and become exercisable and all restrictions on restricted stock will lapse. The Compensation Committee believes that these levels of benefits are consistent with the general practice among our peers, although we have not conducted a study to confirm this.

As a result of the so-called “parachute” tax imposed by Internal Revenue Code Section 280G, we have agreed to reimburse certain of our executive officers for any taxes imposed as a result of change in control benefits. This payment will be equal to an amount such that after the named executive officer timely pays this tax payment to the appropriate taxing authority(ies), their liability for all taxes would be the same as if this tax had not applied. This payment would not be deductible by us.

Potential Payments Upon Termination or Change in Control

The following table sets forth the benefits payable to our named executive officers based upon a hypothetical termination and/or change in control date of December 31, 2007. Our Compensation Committee may, in its discretion, revise, amend, or add to the benefits if it deems advisable.

		Termination	Termination	Termination	Change in Control	Change in Control
		for	for	without	with	without
Name	Benefit	Disability	Cause	Cause	Termination	Termination

Gary D. Henley	Salary(1)	$425,000	$425,000	$425,000	$425,000	$—
	Benefits continuation(1)	11,215	—	11,215	11,215	—
	Stock option acceleration(2)	—	—	2,425,750	2,425,750	2,425,750
	Restricted stock acceleration(3)	—	—	—	656,325	656,325
	Tax reimbursement	N/A	N/A	N/A	—	—

	Total	$436,215	$425,000	$2,861,965	$3,518,290	$3,082,075

John K. Bakewell	Salary(1)	$275,000	$275,000	$275,000	$275,000	$—
	Benefits continuation(1)	15,101	—	15,101	15,101	—
	Stock option acceleration(2)	—	—	310,813	310,813	310,813
	Restricted stock acceleration(3)	—	—	—	525,060	525,060
	Tax reimbursement	N/A	N/A	N/A	—	—

	Total	$290,101	$275,000	$600,914	$1,125,974	$835,873

Paul R. Kosters	Salary(4)	$167,476	$167,476	$167,476	$167,476	$—
	Benefits continuation	—	—	—	—	—
	Stock option acceleration(2)	—	—	490,775	490,775	490,775
	Restricted stock acceleration(3)	—	—	—	712,915	712,915
	Tax reimbursement	N/A	N/A	N/A	N/A	N/A

	Total	$167,476	$167,476	$658,251	$1,371,166	$1,203,690

F. Barry Bays	Salary(1)	$100,000	$100,000	$100,000	$100,000	$—
	Benefits continuation(1)	10,615	—	10,615	10,615	—
	Stock option acceleration(2)	—	—	361,875	361,875	361,875
	Restricted stock acceleration(3)	—	—	—	—	—
	Tax reimbursement	N/A	N/A	N/A	—	—

	Total	$110,615	$100,000	$472,490	$472,490	$361,875

Eric A. Stookey	Salary	$—	$—	$—	$—	$—
	Benefits continuation(1)	—	—	—	—	—
	Stock option acceleration(2)	—	—	182,038	182,038	182,038
	Restricted stock acceleration(3)	—	—	—	634,448	634,448
	Tax reimbursement	N/A	N/A	N/A	N/A	N/A

	Total	$—	$—	$182,038	$816,486	$816,486

Jeffrey G. Roberts	Salary(1)	$—	$—	$248,500	$—	$—
	Benefits continuation(1)	—	—	19,880	—	—
	Stock option acceleration(2)	—	—	82,825	—	—
	Restricted stock acceleration(3)	—	—	—	—	—
	Tax reimbursement	N/A	N/A	N/A	N/A	N/A

	Total	$—	$—	$351,205	$—	$—

(1)	The amounts in the Salary and Benefits continuation rows include an assumption that we would provide these benefits for a 12-month period.

(2)	Stock option acceleration is calculated as the intrinsic value of the unvested options on December 31, 2007. The intrinsic value is calculated as the difference between the market value of our common stock as of December 31, 2007, and the exercise price of the stock option. The market value as of December 31, 2007, is deemed to have been $29.17 per share, which is the closing sale price of our common stock reported for transactions effected on the Nasdaq Global Select Market on December 31, 2007.

(3)	Restricted stock acceleration is calculated as the market value of the unvested restricted shares on December 31, 2007. The market value as of December 31, 2007, is deemed to have been $29.17 per share, which is the closing sale price of our common stock reported for transactions effected on the Nasdaq Global Select Market on December 31, 2007.

(4)	The amounts in the Salary row include an assumption that we would provide these benefits for a 6-month period. Additionally, these amounts would be paid in Euros. The exchange rate used to determine the U.S. Dollar equivalent of was 1.3708 U.S. Dollars per Euro.

For purposes of these benefits, a change in control is deemed to occur, in general, if (a) a stockholder or group of stockholders acquires 50% or more of the total fair market value or the total voting power of our outstanding capital stock, or (b) a majority of the members of the Board of Directors are replaced in any twelve month period by directors whose election is not endorsed by a majority of the members of the Board of Directors prior to the date of the election.

Compensation of Chief Executive Officer.  Gary D. Henley was elected President and Chief Executive Officer on April 4, 2006. Mr. Henley has an employment agreement with us covering his services as our President and Chief Executive Officer. Pursuant to the agreement, we paid Mr. Henley a base salary of $416,250 for the year ended December 31, 2007. Mr. Henley also received a performance incentive bonus of $129,624 and a discretionary bonus of $74,906 under the Bonus Plan for 2007. In addition, on May 17, 2007, we granted Mr. Henley an option to purchase 50,000 shares of common stock under the 1999 Equity Incentive Plan and 22,500 shares of restricted stock. The exercise price of the stock option is $24.08 per share, which was the fair market value of the common stock on the grant date as determined under the 1999 Equity Incentive Plan. Both the stock option and the restricted stock will vest in equal annual installments over a period of four years after the grant date. The Compensation Committee considers that the compensation paid to Mr. Henley for 2007 was reasonable and appropriate under the circumstances.

EXECUTIVE COMPENSATION

Summary Compensation Information

The table below sets forth summary compensation information for each of the last two fiscal years for our principal executive, our principal financial officer, our three other most highly compensated executive officers who were serving in such capacities on December 31, 2007 and one former executive officer who is no longer serving in such capacity on December 31, 2007, who we refer to collectively as our named executive officers.

							Non -Equity
					Stock	Option	Incentive Plan		All Other		Total
Name and Principal Position	Year	Salary		Bonus	Awards	Awards(1)	Compensation(2)		Compensation(3)		Compensation

Gary D. Henley(4)	2007	$416,250		$74,906	$72,814	$764,979	$129,624		$22,776		$1,481,349
President and Chief Executive Officer	2006	290,875		—	—	450,114	36,854		86,896		864,739
John K. Bakewell	2007	267,250		32,212	58,251	454,736	55,106		17,868		885,423
Executive Vice President and Chief Financial Officer	2006	241,750		—	—	444,455	46,478		19,023		751,706
Paul R. Kosters	2007	322,784	(7)	—	117,366	471,282	27,913	(7)	65,363	(7)	1,004,708
President, Europe, Middle East, and Africa
F. Barry Bays(5)	2007	158,125		11,750	—	661,129	35,754		4,431		871,189
Executive Chairman of the Board Officer	2006	143,208		—	—	1,477,095	36,342		30,086		1,686,731
Eric A. Stookey	2007	211,192		22,937	75,758	314,897	38,269		13,536		676,589
Vice President of North American Sales
Jeffrey G. Roberts(6)	2007	76,424		—	—	910,385	—		219,692		1,206,501
Former Senior Vice	2006	246,275		—	—	432,163	42,194		8,422		729,054
President and Chief Technology Officer

(1)	The amounts in the Stock Option Awards column represent the portion of the fair value of the awards that represent earned compensation for the year as reflected in the financial statements. The compensation expense above for the stock option awards differs from the 2007 grant date fair values for these awards because the compensation expense is recognized over the vesting periods and include the values for awards granted in 2007 and prior years.

(2)	The amounts in the Non-Equity Incentive Plan Compensation column represent amounts earned by each named executive officer under the 2007 Bonus Plan.

(3)	The amounts in the All Other Compensation column are more fully described in table under “All Other Compensation — Supplemental.”

(4)	Mr. Henley became our President and Chief Executive Officer on April 4, 2006.

(5)	Mr. Bays relinquished his position as our interim President and Chief Executive Officer and became our Executive Chairman of the Board on April 4, 2006.

(6)	Mr. Roberts left his position as Senior Vice President and Chief Technology Officer on April 5, 2007.

(7)	Mr. Kosters’ compensation is paid in Euros. The exchange rate used to determine the U.S. Dollar equivalent of his compensation was 1.3708 U.S. Dollars per Euro.

See Compensation Discussion and Analysis above for a complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment.

All stock options vest and restricted stock awards vest upon a change in control, as defined in the 1999 Equity Incentive Plan.

All Other Compensation — Supplemental

The table below sets forth other compensation information during 2007 for our named executive officers.

		Defined		Housing/				Club or	Tax	Total
Name and		Contribution		Car	Travel	Insurance	Relocation	Professional	Gross	Other
Principal Position	Year	Plan	Severance	Allowance	Bonus	Premiums	Expenses	Dues	Up	Compensation

Gary D. Henley	2007	$6,750	—	$9,600		$—	$—	$6,336	$90	$22,776
President and Chief Executive Officer	2006	6,600	—	7,200	$—	—	44,391	3,953	24,752	86,896
John K. Bakewell	2007	6,750	—	8,400	—	1,556	—	300	862	17,868
Executive Vice President and Chief Financial Officer	2006	6,600	—	8,400	1,500	1,556	—	300	667	19,023
Paul R. Kosters(1)	2007	34,225	—	31,138	—	—	—	—	—	65,363
President, Europe, Middle East, and Africa
F. Barry Bays	2007	4,431	—	—		—	—	—	—	4,431
Executive Chairman of the Board Officer	2006	4,267	—	2,550	—	17,114	—	—	6,155	30,086
Eric A. Stookey	2007	6,336	—	7,200	—	—	—	—	—	13,536
Vice President of North American Sales
Jeffrey G. Roberts	2007	1,864	215,838	—	—	1,340	—	—	650	219,692
Former Senior Vice President and Chief Technology Officer	2006	6,600	—	—	—	1,340	—	—	482	8,422

(1)	Mr. Kosters’ compensation is paid in Euros. The exchange rate used to determine the U.S. Dollar equivalent of his compensation was 1.3708 U.S. Dollars per Euro.

Grants of Plan-Based Awards

The table below sets forth information concerning grants of plan based awards in 2007 to our named executive officers.

									All Other
									Option
								All Other	Awards:		Grant Date
								Stock	Number of	Exercise	Fair Value of
		Estimated Future Payouts						Awards:	Securities	Price of	Stock and
	Grant	Under Non-Equity Incentive Plans(1)						Number of	Underlying	Option	Option
Name	Date	Threshold		Target		Maximum		Shares of Stock	Options	Awards(2)	Awards

Gary D. Henley	5/17/2007								50,000	$24.08	$559,500
	5/17/2007							22,500			541,800
	N/A	$24,975		$312,188		$624,376
John K. Bakewell	5/17/2007							18,000			433,440
	N/A	10,690		133,625		267,250
F. Barry Bays	N/A	6,325		79,063		158,126
Paul R. Kosters	5/17/2007							19,000			457,520
	N/A	15,507	(3)	129,226	(3)	258,452	(3)
Eric A. Stookey	3/1/2007							6,750			151,335
	5/17/2007							15,000			361,200
	N/A	7,603		95,036		190,072

(1)	Estimated Future Payouts Under Non-Equity Incentive Plans represent the threshold, target and maximum amounts that could be earned under the Bonus Plan or EMEA Bonus Plan at targets established for each level. Each named executive officer had a target incentive amount that could be earned if we met the targets established. Until the threshold performance is obtained, no incentive is earned. If the maximum performance had been achieved, the named executive officers would have received 200% of their targeted amount.

(2)	The exercise price of each stock option granted to our named executive officers is equal to the fair market value, within the meaning of the 1999 Equity Incentive Plan, of the underlying shares of common stock on the grant date. This fair market value is calculated as the average of the highest and lowest reported sale prices on the trading day immediately prior to the grant date.

(3)	Mr. Kosters’ compensation is paid in Euros. The exchange rate used to determine the U.S. Dollar equivalent of his compensation was 1.3708 U.S. Dollars per Euro.

See Compensation Discussion and Analysis above for a complete description. All the stock options granted to the named executive officers were granted under the 1999 Equity Incentive Plan. The Compensation Committee, which administers the 1999 Equity Incentive Plan, has general authority to accelerate, extend, or otherwise modify the benefits under the stock options in certain circumstances within overall plan and other limitations. The Compensation Committee has no present intention to exercise that authority with respect to these stock options.

All stock options and restricted shares vest upon a change in control, as defined in the 1999 Equity Incentive Plan. All of the stock options and restricted shares granted to our named executive officers in 2007 vest in 25% increments on the first through fourth anniversaries of the grant date.

Outstanding Equity Awards

The table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2007.

	Option Awards					Stock Awards
	Number of	Number of				Number of
	Securities	Securities				Shares or	Market Value
	Underlying	Underlying				Units of	of Shares of
	Unexercised	Unexercised		Option		Stock That	Units of Stock
	Options	Options		Exercise	Option	Have Not	That Have Not
Name	Exercisable	Unexercisable		Price	Expiration Date	Vested	Vested(9)

Gary D. Henley	75,000	225,000	(1)	19.52	4/4/2016	—	—
	—	50,000	(2)	24.08	5/17/2017	22,500	656,325
John K. Bakewell	10,000	—		18.94	3/28/2012	—	—
	9,249	—		16.59	3/25/2013	—	—
	33,750	11,250	(3)	30.11	3/25/2014	—	—
	40,000	40,000	(4)	23.39	4/4/2015	—	—
	2,750	8,250	(1)	19.52	4/4/2016	—	—
	—	—		—	—	18,000	525,060
Paul R. Kosters	35,000	35,000	(5)	25.50	5/19/2015	—	—
	3,500	10,500	(1)	19.52	4/4/2016	—	—
	15,000	45,000	(6)	23.37	12/4/2016	5,440	158,685
	—	—		—	5/17/2017	19,000	554,230
F. Barry Bays	90,000	30,000	(3)	30.11	3/25/2014	—	—
	30,600	—		20.35	10/20/2015	—	—
	12,500	37,500	(1)	19.52	4/4/2016	—	—
Eric A. Stookey	273	—		8.25	3/28/2011	—	—
	455	—		8.25	4/1/2011	—	—
	3,000	—		18.94	3/28/2012	—	—
	4,000	—		16.59	3/25/2013	—	—
	26,350	—		27.30	10/23/2013	—	—
	5,625	1,875	(3)	30.11	3/25/2014	—	—
	3,750	3,750	(7)	25.60	8/4/2015	—	—
	25,000	25,000	(8)	24.74	9/19/2015	—	—
	2,000	6,000	(1)	19.52	4/4/2016	—	—
	—	—		—	—	6,750	196,898
	—	—		—	—	15,000	437,550
Jeffrey G. Roberts	30,000	—		30.11	4/5/2008	—	—

(1)	These options vest and become exercisable in three equal installments on 4/4/2008, 4/4/2009 and 4/4/2010.

(2)	These options vest and become exercisable in four equal installments on 5/17/2008, 5/17/2009, 5/17/2010 and 5/17/2011.

(3)	These options vest and become exercisable on 3/25/2008.

(4)	These options vest and become exercisable in two equal installments on 4/4/2008 and 4/4/2009.

(5)	These options vest and become exercisable in two equal installments on 5/19/2008 and 5/19/2009.

(6)	These options vest and become exercisable in three equal installments on 7/1/2008, 7/1/2009 and 7/1/2010.

(7)	These options vest and become exercisable in two equal installments on 8/4/2008 and 8/4/2009.

(8)	These options vest and become exercisable in two equal installments on 9/19/2008 and 9/19/2009.

(9)	Calculated as the market value on December 31, 2007, which is deemed to have been $29.17 per share, the closing sale price of our common stock reported for transactions effected on the Nasdaq Global Select Market on December 31, 2007.

Option Exercises and Stock Vested During 2007

The following table provides information on stock option exercises and vesting of restricted stock during 2007 for the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	Upon Exercise	Acquired on Vesting	Upon Vesting

Gary D. Henley	—	$—	—	$—
John K. Bakewell	119,842	2,420,628	—	—
Paul R. Kosters	—	—	1,813	43,730
F. Barry Bays	323,173	3,352,514	—	—
Eric A. Stookey	—	—	—	—
Jeffrey G. Roberts	180,455	1,223,818	—	—

DIRECTOR COMPENSATION

Director Compensation

We compensate our directors for their services as members of the Board of Directors and committees with a combination of annual retainers and stock options. Directors who are not employees are eligible to receive compensation for their services as directors, while directors who are our employees are ineligible to receive separate director compensation. The following table sets forth a summary of the compensation we paid to our non-employee directors in 2007:

	Fees Earned or	Stock
Name	Paid in Cash	Option Awards(1)	Total

Martin J. Emerson	$35,000	$122,879	$157,879
Lawrence W. Hamilton(2)	24,504	39,312	63,816
Beverly A. Huss(3)	10,948	15,197	26,145
John L. Miclot(4)	21,863	33,676	55,539
Robert Quillinan	33,000	52,214	85,214
David D. Stevens	30,000	230,484	260,484
Thomas E. Timbie	48,133	167,160	215,293
James T. Treace	25,000	167,160	192,160

(1)	As of December 31, 2007, there were 206,875 total stock options outstanding for the directors listed. The amounts in the Stock Option Awards column represent the portion of the fair value of the awards that represents earned compensation for the year as reflected in the financial statements. The compensation expense above for the stock option awards differs from the 2007 grant date fair values for these awards because the compensation expense is recognized over the vesting periods and include the values for awards granted in 2007 and prior years.

(2)	Mr. Hamilton was appointed to be a director on February 13, 2007.

(3)	Ms. Huss’ term as director expired on May 17, 2007.

(4)	Mr. Miclot was appointed to be a director on March 30, 2007.

Beginning in 2008, eligible directors are paid an annual retainer of $35,000. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees. In addition, upon their initial election to the Board of Directors, eligible directors are granted a stock option to purchase 15,000 shares of common stock and a restricted stock award of 5,000 shares, which will be adjusted to ensure that the grant is worth $125,000. Directors continuing in office shall be granted a stock option to purchase 10,000 shares of common stock and a restricted stock award of 3,340 shares, which will be adjusted to ensure that the grant is worth $83,500. The stock options are granted pursuant to the 1999 Equity Incentive Plan, have an exercise price equal to the fair market value of the common stock on the grant date as determined under the 1999 Equity Incentive Plan, and vest and become exercisable in equal annual installments over a period of four years after the grant date for the initial 15,000 share stock option and for the subsequent 10,000 share stock option. The restricted stock awards are granted pursuant to the 1999 Equity Incentive Plan, and vest in equal annual installments over a period of four years after the grant date for the initial 5,000 share restricted stock award and in a single installment one year after the grant date for the subsequent 3,340 share restricted stock award.

In addition to the compensation discussed above, eligible directors are paid in accordance with the following:

•	Executive Chairman is paid an annual fee of $100,000; provided, that if there is a non-executive Chairman of the Board of Directors instead of an Executive Chairman, the annual fee will be adjusted to reflect the differences in the roles and responsibilities.

•	Audit Committee — The members of the Audit Committee are paid a supplemental annual retainer of $25,000 for the chairman and $10,000 for the other members.

•	Compensation Committee — The members of the Compensation Committee are paid a supplemental annual retainer of $10,000 for the chairman and $5,000 for the other members.

•	Nominating and Corporate Governance Committee — The members of the Nominating and Corporate Governance Committee are paid a supplemental annual retainer of $7,500 for the chairman and $3,000 for the other members.

Also beginning in 2008, the Board of Directors adopted a Director Stock Ownership Guidelines whereby each non-employee director is required to hold 25,000 shares, vested options, or vested, restricted shares. Each director shall be given three years to achieve the threshold ownership. Once the threshold is reached, a director would be permitted to sell shares; provided, that the threshold is maintained. When a director leaves the board of directors, the director may sell any vested shares they possess.

Compensation Committee Interlocks and Insider Participation

David D. Stevens, Martin J. Emerson, and Lawrence W. Hamilton, our current directors, and Beverly A. Huss, our former director, served as members of the Compensation Committee of the Board of Directors in 2007. No member of the Compensation Committee is or was an officer or employee of ours or any of our subsidiaries. In addition, no executive officer of ours served during 2007 as a director or a member of the compensation committee of any entity that had an executive officer serving as our director or a member of our Compensation Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the individuals listed below for election as our directors. With the exception of Mr. Blackford and Ms. Paul, each nominee is an existing director, and was elected by our stockholders at the 2007 annual meeting of stockholders. Each nominee has consented to serve on the Board of Directors. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee was to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee. F. Barry Bays and Thomas E. Timbie, existing directors, will not stand for reelection and will retire from the Board of Directors at this meeting.

Gary D. Blackford.  Mr. Blackford, age 50, has been nominated to serve on our Board of Directors. In 2007, Mr. Blackford was named Chairman of the Board of Directors of Universal Hospital Services, Inc. In addition to his role as Chairman, Mr. Blackford has been the President, Chief Executive Officer and a member of the Board of Directors of Universal Hospital Services, Inc. since 2003. From 2001 to 2002, Mr. Blackford was Chief Executive Officer for Curative Health Services. From 1999 to 2001, Mr. Blackford served as Chief Executive Officer for ShopforSchool, Inc. He was the Chief Operating Officer for Value Rx from 1995 to 1998 and the Chief Operating Officer and Chief Financial officer of MedIntel Systems Corporation from 1993 to 1994. Mr. Blackford is a director of Universal Hospital Services, Inc., a public company.

Martin J. Emerson.  Mr. Emerson, age 43, has been one of our directors since April 2006. He was the President and Chief Executive Officer and a director of American Medical Systems Holdings, Inc., a medical device company, from 2005 to January 2008, where he also served as the President and Chief Operating Officer from 2004 to 2005, the Executive Vice President of Global Sales and Marketing and Chief Operating Officer from 2003 to 2004, and a Vice President and the General Manager of International from 2000 to 2002. Mr. Emerson has over 21 years of experience in the medical device industry. He was the General Manager and Finance Director in Singapore for Boston Scientific Corporation from 1998 to 2000. Mr. Emerson was the Vice President and Regional Financial Officer in Singapore for MasterCard International Incorporated from 1997 to 1998. He also held management positions with Baxter International Inc. from 1985 to 1997, most recently as the Vice President of Finance of its Hospital Business division. Mr. Emerson is a director of Lifecore Biomedical, Inc. a public company, and Incisive Surgical, Inc., a private company.

Lawrence W. Hamilton.  Mr. Hamilton, age 50, has been one of our directors since February 13, 2007. He has completed the course requirements for the Executive Leadership Doctoral Program (Ed.D.) at George Washington University, and is in the dissertation phase of the program. Mr. Hamilton served as the Senior Vice President, Human Resources at Tech Data Corporation, a distributor of information technology, from 1996 to 2006, and as the Vice President, Human Resources from 1993 to 1996. Mr. Hamilton served in a variety of human resource management positions with Bristol-Myers Squibb Company from 1985 to 1993. Mr. Hamilton is a certified Senior Professional in Human Resources and recently received the Certified Compensation Professional designation from the American Compensation Association. Mr. Hamilton is a director of HomeBanc Corp., a public company.

Gary D. Henley.  Mr. Henley, age 59, has been one of our directors and our President and Chief Executive Officer since April 2006. He has 25 years of experience in the orthopaedic medical device industry. Mr. Henley was an executive with Orthofix International N.V., a diversified orthopaedic products company, from 1997 to March 2006, most recently serving as the President of its Americas Division. He was the President of the Endoscopy Video Division of Smith & Nephew Richards, Inc., from 1987 until 1996. Mr. Henley was the President and Chief Executive Officer of Cecorp, Inc., a maker of surgical visualization devices for the arthroscopic and endoscopic markets, from 1982 to 1987.

John L. Miclot.  Mr. Miclot, age 49, has been one of our directors since March 2007. He has been the President and Chief Executive Officer of Respironics, Inc., a provider of sleep and respiratory products, since 2003. Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. His previous employer, Healthdyne Technologies, Inc., a medical device company, was acquired by Respironics, Inc. in 1998. Mr. Miclot served in various positions at Healthdyne

Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. He began his career at DeRoyal Industries, Inc. and Baxter International Inc. Mr. Miclot is a director of American Textiles Inc., Pittsburgh Zoo & PPG Aquarium, Burger King Cancer Caring Center, Allegheny Conference on Community Development, Washington & Jefferson College and the American Association for Homecare, all private companies.

Robert J. Quillinan.  Mr. Quillinan, age 60, has been one of our directors since July 2006. He retired in 2003 following a 23-year career with Coherent, Inc., a leading supplier of lasers, precision optics, and related accessories used in commercial and scientific research applications. At Coherent, Inc., Mr. Quillinan served as Executive Vice President of Mergers and Acquisitions from 2002 to 2003, Executive Vice President and Chief Financial Officer from 1983 to 2002, Vice President and Treasurer from 1982 to 1983, and Corporate Controller from 1980 to 1982. He was the Director of Financial Services for Synertek, Inc. from 1978 to 1980 and an audit manager for Main, LaFrentz & Co. from 1971 to 1978. Mr. Quillinan is a director of Reliant Technologies, Inc., a private company.

Amy S. Paul.  Ms. Paul, age 56, has been nominated to serve on our Board of Directors. Ms. Paul has been the Group Vice President-International of C.R. Bard, Inc., a medical technology company, since 2003. She served in various positions at C.R. Bard, Inc. from 1982 to 2003, including President of Bard Access Systems, Inc., President of Bard Endoscopic Technologies, Vice President and Business Manager of Bard Ventures, Vice President of Marketing of Bard Cardiopulmonary Division, Marketing Manager for Davol Inc., and Senior Product Manager for Davol Inc.

David D. Stevens.  Mr. Stevens, age 54, has been one of our directors since 2004. He has been a private investor since August 2006. Mr. Stevens was the Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc., from 2005 to August 2006. He was the Chairman of the Board and Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005. Mr. Stevens was the President and Chief Operating Officer of Southern Health Systems, Inc. from 1983 to 1996. He is a director of Medco Health Solutions, Inc. and Thomas & Betts Corporation, both public companies.

James T. Treace.  Mr. Treace, age 62, has been one of our directors since 1999. He served as our Chairman of the Board from 2005 to April 4, 2006, and from 1999 to 2004. Mr. Treace has been the President of J&A Group, LLC, a private investment and consulting company, since 2000. He was the President of Medtronic Xomed, Inc. from 1999 to 2000 and the Chairman of the Board, Chief Executive Officer, and President of its predecessor, Xomed Surgical Products, Inc., from 1996 to 1999. Mr. Treace was the Chairman of the Board, Chief Executive Officer, and President of TreBay Medical Corp., a developer and manufacturer of ENT sinus endoscopy products, from 1993 to 1996. He was the President of Linvatec Corporation from 1990 to 1993 and the President and Chief Executive Officer of its predecessor, Concept, Inc., from 1981 to 1990. Mr. Treace is the former Chairman of the Board of Kyphon Inc., a public company, from 2001 to 2007. In 2007, Kyphon Inc. was acquired by Medtronic, Inc. He is the uncle of John T. Treace, our Vice President — Marketing, Biologics and Extremities.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. Each proxy solicited on behalf of the Board of Directors will be voted FOR the election of the director nominees unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

The Audit Committee of the Board of Directors has selected KPMG LLP (KPMG) as the independent auditor to perform the audit of our consolidated financial statements for 2008. KPMG has audited our consolidated financial statements since 2002. KPMG is a registered public accounting firm.

The Board of Directors is asking the stockholders to ratify the selection of KPMG as our independent auditor for 2008. Although not required by law, Nasdaq’s listing standards, or our bylaws, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of KPMG are expected to be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT AUDITOR FOR 2008.  Each proxy solicited on behalf of the Board of Directors will be voted FOR the ratification of the selection of KPMG as our independent auditor for 2008 unless the stockholder instructs otherwise in the proxy. If the stockholders do not ratify the selection, the matter will be reconsidered by the Audit Committee and the Board of Directors.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining KPMG to audit our consolidated financial statements for 2007, the Audit Committee retained KPMG to provide other auditing and advisory services in 2007. The Audit Committee understands the need for KPMG to maintain objectivity and independence in its audits of our financial statements. The Audit Committee has reviewed all non-audit services provided by KPMG in 2007 and has concluded that the provision of such services was compatible with maintaining KPMG’s independence in the conduct of its auditing functions.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The table below sets forth the aggregate fees billed by KPMG for audit and non-audit services provided to us in 2007 and 2006.

Fees	2007	2006

Audit Fees	$1,090,000	$1,154,000
Audit-Related Fees	95,000	18,000
Tax Fees:
Tax Compliance Fees	29,000	40,000
All Other Tax Fees	30,000	54,000

Total Tax Fees	59,000	94,000
All Other Fees	2,000	—

Total	$1,246,000	$1,266,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Other Independence Measures

We have taken additional steps to ensure the independence of our independent auditor. The Audit Committee requires that the lead and concurring partners assigned to the audit of our consolidated financial statements be rotated off the independent auditor’s audit engagement at least every five years. The Board of Directors, upon the recommendation of the Audit Committee, also has adopted a policy restricting the hiring of employees or former employees of the independent auditor, who participated in any capacity in the audit of our consolidated financial statements.

PROPOSAL 3 — APPROVAL OF AMENDMENT OF TO FOURTH AMENDED
AND RESTATED 1999 EQUITY INCENTIVE PLAN

Introduction

Our Fourth Amended and Restated 1999 Equity Incentive Plan (the “1999 Equity Incentive Plan”) originally was adopted by the Board of Directors and approved by the stockholders on December 7, 1999, and subsequently was amended and restated on July 6, 2001, May 13, 2003, May 13, 2004, and May 12, 2005. Under the 1999 Equity Incentive Plan, we are authorized to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses to our and our subsidiaries’ employees (including executive officers), directors, and consultants. The purpose of the 1999 Equity Incentive Plan is to provide a means for us to attract able persons to become and remain employees and directors of and consultants to us and our subsidiaries by providing them with long-term, equity-based incentive compensation. The objectives of the 1999 Equity Incentive Plan are to strengthen the commitment of employees, directors, and consultants to our welfare and to promote an identity of interest between them and our stockholders.

Summary of Proposed Amendment

The Compensation Committee of the Board of Directors has reviewed the 1999 Equity Incentive Plan and has concluded that it would be in our best interests and the best interest of our stockholders for the 1999 Equity Incentive Plan to be amended as summarized below. The Compensation Committee has adopted an amendment to the 1999 Equity Incentive Plan to effect these changes, subject to approval by our stockholders in a manner that complies with applicable law, the rules and regulations of the SEC, and the rules and regulations of the Nasdaq Global Select Market. If approved by our stockholders, the amendment of the 1999 Equity Incentive Plan will become effective as of May 14, 2008, the date of the meeting.

Increase in Shares Available.   At present, we are authorized to grant equity-based awards under the Equity Incentive Plan for up to 9,767,051 shares of common stock. At February 29, 2008, we had granted stock options and stock bonuses to approximately 750 employees, directors and independent distributors. At February 29, 2008, we had granted restricted stock to approximately 250 employees and independent distributors. We thus far have not granted any stock appreciation rights, phantom stock units, or performance share units under the Equity Incentive Plan. At February 29, 2008, we had issued 4,008,354 shares of common stock pursuant to stock option exercises and 69,688 shares of common stock as stock bonuses, we had paid cash in an amount equivalent to 52,356 shares of common stock to offset the tax consequences of the stock bonuses, and there were outstanding stock options to purchase 4,263,747 shares of common stock (the weighted-average exercise price for which is $23.61 and the weighted-average remaining term for which is 6.7 years) and unvested restricted shares of 479,555. As a result, at February 29, 2008, there were 893,351 remaining shares of common stock available for future awards under the Equity Incentive Plan.

Based on our current compensation policies, the Compensation Committee believes that in the near future there will not be a sufficient number of shares of common stock available for future awards under the Equity Incentive Plan in order to enable us to continue to achieve our objectives. Therefore, as contemplated in the amendment, the maximum number of shares of common stock for which we may grant awards under the Equity Incentive Plan will be increased by 700,000 shares from 9,767,051 to 10,467,051 shares, of which full value awards are limited to 1,279,555 shares. The additional shares represent a 7.2% increase in the number of authorized shares under the Equity Incentive Plan, but constitute only 1.9% of the 37,119,817 shares of common stock that were outstanding on February 29, 2008. The additional 700,000 shares, together with the existing 893,351 shares at February 29, 2008, of which 800,000 may be granted as full value awards, are expected to provide us with a sufficient number of available shares of common stock to make awards under the Equity Incentive Plan for the foreseeable future.

Administrative Changes.   As contemplated in the amendment, the 1999 Equity Incentive Plan will be modified in a number of other ways to update and improve its administration. The administrative changes to the 1999 Equity Incentive Plan include (a) removal of dividend rights from phantom stock units, (b) limitation on the number of full value awards, and (c) changes to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Summary of 1999 Equity Incentive Plan

The following is a summary of the detailed provisions of the 1999 Equity Incentive Plan as proposed to be amended. The statements contained herein are qualified in their entirety by reference to the Fifth Amended and Restated 1999 Equity Incentive Plan which sets forth the 1999 Equity Incentive Plan as so amended, a copy of which is attached as Appendix A to this Proxy Statement.

General.   The 1999 Equity Incentive Plan authorizes us to grant to eligible persons the following types of equity-based awards: options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code; options to purchase common stock that do not qualify as incentive stock options under the Code, which are also referred to as “nonqualified stock options”; stock appreciation rights or SARs; shares of restricted stock that are subject to certain transferability and forfeiture restrictions that lapse after specified restricted periods; phantom stock units; performance share units; and stock bonuses.

Eligible Persons.   Approximately 760 non-union employees and directors of and consultants to us and our related entities are eligible to receive equity-based awards under the 1999 Equity Incentive Plan. Under present law, incentive stock options may be granted only to employees.

Shares Available.   As contemplated in this amendment, the maximum number of shares of common stock subject to all awards granted under the 1999 Equity Incentive Plan is 10,467,051 shares. Shares issued as full value awards (that is, awards other than stock options or stock appreciation rights) may not exceed 1,279,555 shares. The maximum number of shares of common stock with respect to which any one person may be granted options or SARs during any one year is 600,000 shares. The awards granted under the 1999 Equity Incentive Plan and the foregoing share limitations are subject to equitable adjustment or substitution, as determined by the Compensation Committee, in its sole discretion, in the event of certain changes in our outstanding shares of common stock or its capital structure resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization. In the event that any stock option, SAR, restricted stock, phantom stock unit, or performance share unit expires or is surrendered, terminated, or forfeited, the shares of common stock no longer subject to such award will be released and thereafter available for new awards to be granted under the 1999 Equity Incentive Plan.

Administration.   The Compensation Committee of the Board of Directors is authorized to administer the 1999 Equity Incentive Plan. The Compensation Committee has the authority, subject to the provisions of the 1999 Equity Incentive Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the administration of the 1999 Equity Incentive Plan as it may deem necessary or advisable. The Compensation Committee has the power, subject to the provisions of the 1999 Equity Incentive Plan, to select the eligible persons to participate in the 1999 Equity Incentive Plan; determine the nature and extent of the awards to be made to each participant; determine the time when awards will be made to participants; establish the performance goals and determine the period of time within which performance is measured with respect to performance share units; determine the period of time during which shares of restricted stock are subject to restrictions; determine the conditions for the payment of awards; and prescribe the forms of agreements and documents evidencing the awards.

Types of Equity-Based Awards

Stock Options.  The Compensation Committee may grant awards of stock options to eligible persons under the 1999 Equity Incentive Plan. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of ours and our related entities.

The Compensation Committee may set the exercise price of stock options, provided that the exercise price of incentive stock options is not less than the fair market value of the underlying common stock on the date of grant. Stock options will vest and become exercisable in such a manner and on such date or dates as are determined by the Compensation Committee. The stock options will expire after a period not exceeding ten years from the date of grant, as determined by the Compensation Committee, subject to earlier termination in the event that the participant’s employment or service with us or a related entity ceases before the end of the option period. If an incentive stock option is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock, the option period may not exceed five years and the exercise price may not be less than 110% of the fair market value of the underlying common stock on the date of grant. Each stock option is to be evidenced by a stock option agreement containing such provisions, consistent with the 1999 Equity Incentive Plan, as are determined by the Compensation Committee.

Stock Appreciation Rights.  The Compensation Committee may grant awards of stock appreciation rights to eligible persons, alone or in tandem with stock options, pursuant to the 1999 Equity Incentive Plan. A SAR confers on the participant the right to receive the value equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price of the SAR. We may pay an exercised SAR’s excess value in the form of cash, shares of common stock, or a combination of both as determined by the Compensation Committee. If, on the day that an unexercised SAR is scheduled to expire, the fair market value of the common stock exceeds the exercise price of the SAR, the SAR will be deemed to have been exercised by the participant on such last day, and we will make the appropriate payment therefor. Each SAR is to be subject to such terms and conditions as are imposed by the Compensation Committee and are not inconsistent with the 1999 Equity Incentive Plan.

Restricted Stock.  The Compensation Committee may grant awards of restricted stock to eligible persons under the 1999 Equity Incentive Plan. Upon the award of the restricted stock, we issue a stock certificate registered in the participant’s name evidencing the restricted stock and bearing an appropriate legend and either deliver it to the participant or deposit it in escrow pending the expiration of the restrictions. The participant’s rights to the restricted stock are subject to certain transferability and forfeiture restrictions during a restricted period which commences on the date of grant of the restricted stock and expires from time to time in accordance with a schedule established by the Compensation Committee. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder as to the restricted stock, including the right to vote the restricted stock and to receive dividends thereon. Upon the expiration of the restricted period, the restrictions are of no further force or effect with respect to the restricted stock, and any escrowed stock certificate evidencing the restricted stock is delivered to the participant. Each restricted stock award is to be evidenced by an agreement between us and the participant setting forth the applicable restrictions.

Phantom Stock Units.  The Compensation Committee may grant awards of phantom stock units to eligible persons pursuant to the 1999 Equity Incentive Plan. A phantom stock unit is a hypothetical investment equal to one share of common stock. We do not issue any shares of common stock when a phantom stock unit award is made, and the participant is not considered a stockholder of ours. The participant’s rights with respect to the phantom stock units are subject to certain forfeiture provisions during a restricted period which commences as of the date of grant of the phantom stock units and expires from time to time in accordance with a schedule established by the Compensation Committee. Upon the expiration of the restricted period, we deliver to the participant one share of common stock for each phantom stock unit for which the restrictions have expired. The terms and conditions of each grant of phantom stock units are to be reflected in a written award agreement.

Performance Share Units.  The Compensation Committee is authorized to establish performance share programs and may grant awards of performance share units to eligible persons in accordance with such programs under the 1999 Equity Incentive Plan. The Compensation Committee determines the number of performance share units to be granted to each eligible person who is selected to receive such an award. At the beginning of each performance measurement period, referred to in the 1999 Equity Incentive Plan as an “award period,” the Compensation Committee establishes written performance goals based on our financial objectives for such award period and a schedule relating the accomplishment of the performance goals to the performance share units to be earned by the participants. The performance goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or any other measurement of corporate performance and may be determined on an individual basis or by categories of participants. The Compensation Committee may adjust the performance goals during the award period to account for certain events affecting us. At the completion of the award period, the Compensation Committee calculates the number of shares of common stock earned with respect to each participant’s performance share unit award by multiplying the number of performance share units granted to the participant by a performance factor representing the degree of attainment of the performance goals. Payment of earned performance share units is made in the form of shares of common stock or, at the Compensation Committee’s discretion, cash if requested by the participant.

Stock Bonuses.  The Compensation Committee may issue unrestricted shares of common stock to eligible persons pursuant to the 1999 Equity Incentive Plan. The Compensation Committee may grant the stock awards as or in payment of a bonus to the participant, to provide incentives for the participant, or to recognize the participant’s special achievements or contributions.

Transferability.  A participant’s interest in and rights under the 1999 Equity Incentive Plan, including amounts receivable on account of the equity-based awards granted thereunder, may not be sold, assigned, donated, transferred, or otherwise disposed of, and may not be mortgaged, pledged or encumbered, except in the event of a participant’s death to a designated beneficiary to the extent permitted in the 1999 Equity Incentive Plan, or by will or the laws of descent and distribution in the absence of any such designation. The Compensation Committee, however, may allow for the transfer of awards other than incentive stock options to other persons or entities.

Change of Control Provisions.  Under our standard agreements covering stock option and our restricted stock grants, if we experience a change of control, all the then unvested options will automatically vest and be fully exercisable and will remain so exercisable in accordance with the terms of the stock option agreement. For purposes of the stock option agreements, a “change of control” is defined as any of the following events:

•	the acquisition by any individual, entity, or group of beneficial ownership of 50% or more (on a fully diluted basis) of either (1) the then outstanding shares of our common stock, taking into account certain share equivalents, or (2) the combined voting power of our then outstanding voting securities that are entitled to vote generally in the election of directors, unless the acquisition (a) is pursuant to an initial public offering by us or (b) is effected by us, any affiliate of ours, or any employee benefit plan (or related trust) sponsored or maintained by us or any of our affiliates;

•	the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of our assets, unless, following the transaction, (1) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of our common stock, taking into account certain share equivalents, and our then outstanding voting securities that are entitled to vote generally in the election of directors immediately prior to the transaction continue to beneficially own more than 60%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities that are entitled to vote generally in the election of directors of the corporation resulting from the transaction (the “new entity”) in substantially the same ownership proportions as prior to the transaction; (2) no unrelated party beneficially owns, directly or indirectly, (a) 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the new entity, taking into account certain share equivalents, or (b) 50% or more of the combined voting power of the outstanding voting securities of the new entity, except in each case to the extent that such ownership existed prior to the transaction; and (3) at least a majority of the members of the board of directors of the new entity were incumbent members of the Board of Directors at the time of the execution of the initial agreement providing for the transaction;

•	the sale of at least 80% of our assets to an unrelated party or the completion of a transaction having a similar effect;

•	the approval by our stockholders of a complete liquidation or dissolution of us; or

•	the individuals who constitute our Board of Directors on the date of the employment agreement, and any other individual who becomes a member of the Board of Directors after the date of the agreement and whose election or nomination was approved by a vote of at least two-thirds of our then current directors, thereafter cease to constitute at least a majority of the Board of Directors.

Amendment and Termination.  The Board of Directors may terminate the 1999 Equity Incentive Plan at any time. The Board of Directors or the Compensation Committee may suspend and, if suspended, reinstate the 1999 Equity Incentive Plan in whole or in part at any time and from time to time. Any amendment of the 1999 Equity Incentive Plan must be approved by our stockholders to the extent that such approval is required by the 1999 Equity Incentive Plan, applicable law, the rules and regulations of the securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the common stock is then listed or the Nasdaq Global Select Market or any other automated quotation system on which the common stock is then quoted.

Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the 1999 Equity Incentive Plan to us and the participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

Stock Options.  The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either us or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except that the alternative minimum tax may apply) and we will receive no deduction. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the stock option exercise price, and we will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages.

The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the stock option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to us in connection with the disposition of shares of common stock acquired under a stock option, except that we may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Stock Appreciation Rights.  The grant of a SAR will not result in taxable income to the participant at the time of the award. Upon exercising the SAR, the participant will recognize ordinary income in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. We will be entitled to a deduction for the same amount. The participant’s income is subject to withholding tax as wages. Upon a disposition of shares of common stock acquired through the exercise of the SAR, the participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to us in connection with the disposition of shares of common stock acquired under a SAR.

Restricted Stock.  An award of shares of common stock that is limited in terms of transferability and is subject to a substantial risk of forfeiture — i.e., restricted stock — will not result in taxable income to the participant at the time of the grant. Prior to the lapse of either of the restrictions on the restricted stock, any dividends received on such shares will be treated as ordinary compensation income to the participant. Upon the lapse of either of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses.

Alternatively, within 30 days after receipt of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions. If the Section 83(b) election is made, the participant will not recognize income at the time that the restrictions actually lapse. For purposes of determining the period of time that the participant holds the restricted stock, the holding period begins on the award date when a participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary income. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

We will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

Phantom Stock Units.  The grant of a phantom stock unit will not result in taxable income to the participant at the time of the grant. At the time that we make a payment with respect to the phantom stock unit, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. We will be entitled to a deduction at the time of payment in an amount equal to such income.

Performance Share Units.  The grant of a performance share unit will not result in taxable income to the participant at the time of the grant. At the time that we make a payment with respect to the performance share units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. We will be entitled to a deduction at the time of payment in an amount equal to such income.

Stock Bonuses.  A participant who receives a stock bonus will recognize ordinary income upon receipt of the stock in an amount equal to the fair market value of the stock on the date of grant. We will be entitled to a deduction at the time of grant in an amount equal to such income.

Effect of Section 162(m) of the Code.  Section 162(m) of the Code limits to $1 million per person the annual amount that we may deduct for compensation paid to any of our most highly compensated employees. Compensation payable as a result of the attainment of performance goals is excluded from this limit. To qualify as performance-based compensation, the 1999 Equity Incentive Plan and the awards made thereunder must meet certain requirements. For example, stock options and SARs granted with an exercise price not less than the fair market value of the underlying shares of common stock are considered performance-based compensation, so long as the 1999 Equity Incentive Plan and the stock option or SAR meet certain requirements, because the amount of compensation is attributable to an increase in the price of the common stock. Restricted stock awards may or may not qualify as performance-based compensation, depending on whether the vesting of the restricted stock is based on the attainment of performance-based goals. Our policy is to grant awards meeting the requirements of Section 162(m) and applicable regulations to our most highly compensated employees.

Common Stock Price

The last sale price of our common stock on February 29, 2008, as reported by the Nasdaq Global Select Market, was $26.32 per share.

Award Grants

Past Award Grants.  The following table sets forth information regarding the number of equity-based awards that were made under the 1999 Equity Incentive Plan during 2007, to (1) each of our executive officers who are named in the Summary Compensation Table, (2) all current executive officers as a group, (3) all current directors, who are not executive officers, as a group, (4) all director nominees, who are not executive officers, as a group, and (5) all employees, who are not executive officers, as a group. There is no applicable disclosure to be made with regard to any associate of our current directors, director nominees, and executive officers or any other recipient of 5% or more of the stock options.

	Number of Shares of Common
	Stock Underlying	Number of Shares of Restricted
Name or Category	Options on Exercise	Stock on Vesting

Gary D. Henley	50,000	22,500
John K. Bakewell	—	18,000
Paul R. Kosters	—	19,000
F. Barry Bays	—	—
Eric A. Stookey	—	21,750
Jeffrey G. Roberts	—	—
All current executive officers as a group	125,000	99,750
All current directors, who are not executive officers, as a group	90,000	—
All director nominees, who are not executive officers, as a group	N/A	N/A
All employees, who are not executive officers, as a group	108,550	309,240

Future Award Grants.  The granting of equity-based awards under the 1999 Equity Incentive Plan is at the discretion of the Compensation Committee. The Compensation Committee has not yet determined any awards that will be granted under the 1999 Equity Incentive Plan, as it is proposed to be amended, to the persons and groups of persons identified in the preceding table. In addition, if the 1999 Equity Incentive Plan, as so amended, had been in effect in 2007, such persons and groups of persons would not have received awards that were any different in type or amount than those that they actually received in 2007. See “Executive Compensation — Grant of Plan Based Awards” for information regarding the stock options and restricted stock granted in 2007 to our executive officers named in the Summary Compensation Table.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE FOURTH AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN TO (A) INCREASE BY 700,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER, AND (B) MAKE CERTAIN ADMINISTRATIVE CHANGES TO THE PLAN. Each proxy solicited on behalf of the Board of Directors will be voted FOR the approval of the amendment to the 1999 Equity Incentive Plan unless the stockholder instructs otherwise in the proxy.

EXECUTIVE OFFICERS

Executive Officers and Other Senior Management

The table below sets forth certain information concerning our executive officers and other senior management.

Name	Age	Position(s)

Executive Officers:
F. Barry Bays	61	Executive Chairman of the Board
Gary D. Henley	59	President and Chief Executive Officer
John K. Bakewell	46	Executive Vice President and Chief Financial Officer
Frank S. Bono	45	Senior Vice President, Research and Development
William J. Flannery	54	Vice President, Logistics and Materials
Jason P. Hood	43	Vice President, General Counsel, and Secretary
Kyle M. Joines	40	Vice President, Manufacturing
Paul R. Kosters	43	President, Europe, Middle East, and Africa
Eric A. Stookey	37	Vice President, North American Sales
Other Senior Management:
Paul A. Arrendell	42	Vice President, Global Quality Systems
Lance A. Berry	35	Vice President and Corporate Controller
Timothy E. Davis, Jr.	38	Vice President, Business Development
Rhonda L. Fellows	52	Senior Vice President, Government Affairs and Reimbursement
Cary P. Hagan	41	Vice President, OrthoRecon Marketing
Karen L. Harris	46	Vice President, International Sales and Distribution
Joyce B. Jones	54	Vice President and Treasurer
William F. Scott	62	Vice President, Sales and Marketing Services
John T. Treace	36	Vice President, Biologics and Extremities Marketing

F. Barry Bays has been one of our directors since 2000 and our Executive Chairman of the Board since April 2006; however, Mr. Bays has notified us that he will not stand for reelection and will retire from the Board of Directors at this meeting. He was our interim President and Chief Executive Officer from 2005 to April 2006, Executive Chairman of the Board from 2004 to 2005, and the President and Chief Executive Officer from 2000 to 2004. He has 43 years of experience in the orthopaedic medical device industry. Mr. Bays was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. Medtronic, Inc., acquired Xomed Surgical Products, Inc., a leading manufacturer of surgical products used by ear, nose, and throat (ENT) surgeons, in 1999 and thereafter changed its name to Medtronic Xomed, Inc. He was a director and the Vice President and Chief Operating Officer of TreBay Medical Corp., from 1993 to 1996. Mr. Bays was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993 and the Senior Vice President and Chief Operating Officer of its predecessor, Concept, Inc., from 1981 to 1990. Bristol-Myers Squibb Company acquired Concept, Inc., a leading manufacturer of orthopaedic arthroscopy products, in 1990 and thereafter changed its name to Linvatec Corporation.

Gary D. Henley has been one of our directors and our President and Chief Executive Officer since April 2006. He has 25 years of experience in the orthopaedic medical device industry. Mr. Henley was an executive officer with Orthofix International N.V., a diversified orthopaedic products company, from 1997 to March 2006, most recently serving as the President of its Americas Division. He was the President of the Endoscopy Video Division of Smith & Nephew Richards, Inc. from 1987 until 1996. Mr. Henley was the President and Chief Executive Officer of Cecorp, Inc., a maker of surgical visualization devices for the arthroscopic and endoscopic markets, from 1982 to 1987.

John K. Bakewell has been our Executive Vice President and Chief Financial Officer since 2000. He was the Vice President of Finance and Administration and Chief Financial Officer of Altra Energy Technologies, Inc., a software and e-commerce solutions provider to the energy industry, from 1998 to 2000. Mr. Bakewell was the Vice President of Finance and Administration and Chief Financial Officer of Cyberonics, Inc., a publicly held manufacturer of medical devices for the treatment of epilepsy and other neurological disorders, from 1993 to 1998. He was the Chief Financial Officer of ZEOS International Ltd., a publicly held manufacturer and direct marketer of personal computers and related products, from 1990 to 1993. Mr. Bakewell is a director of ev3 Inc., a public endovascular medical device company.

Frank S. Bono has been our Senior Vice President, Research and Development since July 2007. Mr. Bono has 16 years of experience in the orthopaedic medical device industry. He was employed by Medtronic Spinal and Biologics, Inc. in various product development positions from 2003 to 2007, serving as Vice President Product Development and most recently as Vice President Ventures Technology Development. Mr. Bono was the Vice President Product Development of Spine Wave, Inc., a minimally invasive spinal implant company, from 2002 to 2003. Mr. Bono was employed by DePuy, Inc., a subsidiary of Johnson & Johnson, holding various technical positions in both total joint and spinal reconstruction from 1992 to 2002, where he ultimately served as the Vice President of Research and Development for the Core Spinal Product line.

William J. Flannery has been our Vice President, Logistics and Materials since 2004. He served as our Senior Director — Materials and Purchasing from 1994 to 2004. Mr. Flannery has 29 years of experience in the orthopaedic medical device industry. He was employed by United States Surgical Corporation, a manufacturer of products used to perform minimally invasive surgical procedures, in various operational positions from 1978 to 1994, where he ultimately served as the Senior Director of Materials.

Jason P. Hood has been our Vice President since 2002 and our General Counsel and Secretary since 1998. He served as our Corporate Counsel in 1998. Mr. Hood was an attorney with Sedgwick Noble Lowndes, an international employee benefits consulting firm, which was a division of Sedgwick, Inc., and is currently a part of Marsh & McClennan, Inc., from 1997 to 1998. He was an associate with the law firm of Glankler Brown, PLLC, from 1994 to 1997, where he concentrated his practice in employment law and general civil litigation. Mr. Hood is licensed to practice law in the State of Tennessee. Prior to starting his legal career, Mr. Hood held executive positions in strategic planning and human resources development with a multi-national specialty chemical company.

Kyle M. Joines has been our Vice President, Manufacturing since 2004. He served as our Senior Director — Manufacturing from 2001 to 2004, the Director — Manufacturing from 1998 to 2001, and in various other production positions from 1993 to 1998. Mr. Joines was employed by Precision Castparts Corp., a global manufacturer of complex metal components and products, from 1990 to 1992, where he ultimately served as the Foundry Coordinator.

Paul R. Kosters has been the President, Europe, Middle East, and Africa since 2005. He was the Business Director of the European Spinal division of Medtronic, Inc. from 2002 to 2005. Mr. Kosters was the Regional Director of Northern Europe of Medtronic Sofamor Danek, Inc. from 1997 to 2001. He held various positions with Stryker Corporation from 1992 to 1997, including serving as the Sales Director of Germany, the Sales Manager of Austria, Switzerland and Eastern Europe, and the Product Manager of the Spinal division.

Eric A. Stookey has been our Vice President, North American Sales since March 2007. He has served us in various other marketing and sales positions since 1995, including as the Vice President — U.S. Sales from 2005 until March 2007, the Senior Director of Sales — Central Region from 2003 to 2005 and the Director of Marketing for Large Joint Reconstruction Products from 2001 to 2003. He was employed by DePuy Orthopedics, Inc. from 1993 to 1995.

Paul A. Arrendell has been our Vice President, Global Quality Systems since September 2007. He served as our Senior Director, Global Quality Systems from 2005 to 2007, and as our Director, Regulatory Compliance from 2004 to 2005. From 1998 to 2004, Mr. Arrendell was employed by Abbott Laboratories, Diagnostics Division, in a variety of quality-related roles, most recently serving as the Site Operations Quality Manager.

Lance A. Berry has been our Vice President since 2004 and our Corporate Controller since 2002. He was an accountant in the auditing division of Arthur Andersen, LLP from 1995 to 2002, where he held various positions of increasing responsibility, most recently as Audit Manager, and his clients consisted primarily of multinational and public companies. Mr. Berry is a certified public accountant.

Timothy E. Davis, Jr. has been our Vice President, Business Development since 2006. He was a partner with MB Venture Partners, LLC, a medical technology and life sciences venture capital firm specializing in musculoskeletal diseases, from 2004 to 2006. Mr. Davis was the Vice President of Vector Fund Management, a healthcare and life sciences venture capital firm, from 1997 to 2004. He was a Senior Consultant at Gemini Consulting Group, a healthcare consulting firm, from 1995 to 1997 and a Sales Specialist at Parke-Davis Company, a pharmaceutical company, from 1992 to 1994.

Rhonda L. Fellows has been our Senior Vice President of Government Affairs and Reimbursement since April 2007. Prior to joining us, she worked for Orthofix International N.V., a diversified orthopaedic products company, from 1998 to April 2007, most recently serving as Senior Vice President, Government Affairs and HIPAA Privacy Officer. Ms. Fellows served as National Accounts Manager for Medtronic, Inc., a medical technology company, from 1991 to 1996, until her division was sold to Empi Inc., a manufacturer and provider of non-invasive medical products, where she served from 1996 to 1997.

Cary P. Hagan has been our Vice President, OrthoRecon Marketing since 2006. He served as our Senior Director — Biologics Marketing and Business from 2003 to 2006, as the Product Manager for Biologics from 1996 to 2003, and in various other marketing and sales roles since 1989.

Karen L. Harris has been our Vice President, International Sales and Distribution since 1998. She served as our Vice President — European Business Development from 1997 to 1998. Ms. Harris was employed by MicroAire Surgical Instruments, Inc., in various sales and marketing positions from 1990 to 1997, most recently serving as the Director of International Sales and Marketing.

Joyce B. Jones has been our Vice President and Treasurer since 2002. She served as our Vice President — Finance and Controller from 1998 to 2002 and in various other finance and accounting positions from 1989 to 1998. Ms. Jones was the Corporate Controller of Insituform Technologies, Inc., a provider of specialized pipeline rehabilitation technologies and services, from 1986 to 1989.

William F. Scott has been our Vice President, Sales and Marketing Services since 2004. He served as our Vice President — U.S. Sales from 2003 to 2004, our Senior Director — Sales Administration from 2001 to 2003, and our Senior Director — Regional Sales in 2001. Mr. Scott was the Vice President of Domestic Sales of Medtronic Xomed, Inc. from 1999 to 2001 and the Director of Sales Administration of its predecessor, Xomed Surgical Products, Inc., from 1997 to 1999. He was the Director of Sales of Interpore International, Inc., an orthopaedic medical device company, from 1996 to 1997. Mr. Scott was employed by Smith & Nephew Richards, Inc., and its predecessor, Richards Medical Company, Inc., in various sales and marketing positions from 1966 to 1996, most recently serving as the Vice President of International Sales of ENT.

John T. Treace has been our Vice President, Biologics and Extremities Marketing since 2005. He served as our Vice President and General Manager — Biologics and Extremity Marketing from 2003 to 2005 and the Senior Director — Biologics Marketing from 2001 to 2003. Mr. Treace was the Director of Marketing of Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He was the Director of Marketing of TreBay Medical Corp. from 1994 to 1996. Mr. Treace is the son of John R. Treace, our Special Assistant to the President and former Executive Vice President — North American Sales, and a nephew of James T. Treace, a director of ours.

Code of Business Conduct

We have adopted a Code of Business Conduct which applies to all of our directors, officers, employees and agents, as well as those of our subsidiaries. The Code of Business Conduct satisfies the SEC’s requirements for a “code of ethics” and Nasdaq’s requirements for a “code of conduct.” The Code of Business Conduct is posted on the our website at http://www.wmt.com/corporate/codeofconduct.pdf. The information on our website, however, is not a part of this Proxy Statement. The Code of Business Conduct may be waived for any director or officer only by the Board of Directors upon the recommendation of both our Nominating and Corporate Governance Committee and our Ethics Officer. The Board of Directors has no present intention to permit any waiver of the Code of Business Conduct for any director or officer.

OTHER MATTERS

As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile or other electronic means or in person. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $12,500 plus the reimbursement of its distribution costs and other costs and expenses. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

Stockholder Proposals for Inclusion in Proxy Statement for 2009 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2009 annual meeting of stockholders, a stockholder proposal must be received by us no later than the close of business on December 17, 2008. Stockholder proposals must be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Delaware corporate law.

Other Stockholder Proposals for Presentation at 2009 Annual Meeting of Stockholders

For any proposal that is not submitted for inclusion in our proxy statement for the 2009 Annual Meeting of Stockholders, but is instead sought to be presented directly at the meeting, the SEC’s rules permit management to vote proxies in its discretion if: (1) we receive notice of the proposal before the close of business on March 2, 2009, and advises stockholders in the proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) we do not receive notice of the proposal prior to the close of business on March 2, 2009. Notices of intention to present proposals at the 2009 annual meeting of stockholders should be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

By Order of the Board of Directors,

Jason P. Hood
Secretary
Arlington, Tennessee
April 14, 2008

APPENDIX A

WRIGHT MEDICAL GROUP, INC.
FIFTH AMENDED AND RESTATED
1999 EQUITY INCENTIVE PLAN

WHEREAS, the Company adopted, effective as of December 7, 1999, the Wright Acquisition Holdings, Inc. 1999 Equity Incentive Plan (the “Plan”), which allows for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, and other incentive compensation arrangements to employees, directors and consultants of the Company and its subsidiaries in order to provide them with incentives and align their interests with those of the stockholders of the Company;

WHEREAS, the Company amended and restated the Plan effective as of July 6, 2001, May 13, 2003, May 13, 2004, and May 12, 2005;

WHEREAS, Section 15 of the Plan provides that the Plan may be amended at any time, in whole or in part, by action of the Company’s Board of Directors or its Compensation Committee; and

WHEREAS, it is now desired to amend and restate the Plan in its entirety to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and to reflect such further amendments to the Plan as have been approved by the Compensation Committee.

NOW, THEREFORE, pursuant to the authority granted by the Compensation Committee, the Plan is hereby amended and restated, effective as of May 14, 2008, as follows:

1.  Purpose

(a) The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company or any Related Entity and enter and remain in the employ of the Company or any Related Entity and to provide a means whereby employees, directors and consultants of the Company and any Related Entity can acquire and maintain Stock ownership, or be paid incentive compensation measured by reference to the value of Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these employees, directors and consultants.

(b) So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing.

2.  Definitions.  The following definitions shall be applicable throughout the Plan:

(a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or Stock Bonus Award.

(b) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means the Company or a Related Entity having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Related Entity or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or a Related Entity (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct injurious to the Company or a Related Entity, or (iii) the Participant having plead no contest to a charge of a felony or having been convicted of a felony.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(f) “Committee” means the full Board, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(h) “Company” means Wright Medical Group, Inc., a Delaware corporation, and any successor thereto.

(i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(j) “Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

(k) “Eligible Person” means any (i) person regularly employed by the Company or any Related Entity; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or any Related Entity; or (iii) consultant to the Company or any Related Entity.

(1) “Exchange Act” means the Securities Exchange Act of 1934.

(m) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted on the Nasdaq Stock Market, the mean between the highest and lowest sale prices reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted on the Nasdaq Stock Market, the amount determined pursuant to one of the methods set forth in Treas. Reg. § 1.409A-1(b)(5)(iv)(B)(2), as elected by the Committee.

(n) “Fair Value Award” means any Award, other than Options or Stock Appreciation Rights, which is settled by the issuance of Common Stock.

(o) “Holder” means a Participant who has been granted an Award.

(p) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

(q) “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

(r) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

(s) “Normal Termination” means termination of employment or service with the Company or any Related Entity:

(i) upon retirement pursuant to the retirement plan of the Company or any Related Entity, as may be applicable at the time to the Participant in question;

(ii) on account of Disability;

(iii) with the written approval of the Committee; or

(iv) by the Company or any Related Entity without Cause.

(t) “Option” means an Award granted under Section 7 of the Plan.

(u) “Option Period” means the period described in Section 7(c).

(v) “Option Price” means the exercise price set for an Option described in Section 7(a).

(w) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

(x) “Performance Goals” means the performance objectives of the Company or a Related Entity during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

(y) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

(z) “Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.

(aa) “Plan” means the Wright Medical Group, Inc. 1999 Equity Incentive Plan, as may be amended and/or restated from time to time.

(bb) “Qualified Committee” means a committee composed of at least two Qualified Directors.

(cc) “Qualified Director” means a person who is (i) an Non-Employee Director and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(dd) “Related Entity” means, when referring to a subsidiary, any business entity (other than the Company) which, at the time of the granting of an Award, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain and, when referring to a parent entity, the term “Related Entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the Award, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an Incentive Stock Option, the definition of “Related Entity” as used in this Plan shall apply by only considering entities that are corporations.

(ee) “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 11.

(ff) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 11.

(gg) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 11 of the Plan.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

(jj) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(kk) “Stock Bonus” means an Award granted under Section 11 of the Plan.

(ll) “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

(mm) “Vested Unit” shall have the meaning ascribed thereto in Section 10(e).

3.  Effective Date, Duration and Shareholder Approval.  The Plan originally was adopted effective as of December 7, 1999, and subsequently was amended and restated effective as of July 6, 2001, May 13, 2003, May 13, 2004, and May 12, 2005. This amended and restated Plan shall be effective as of May 14, 2008. The effectiveness of this amended and restated Plan and the validity of any and all Awards granted hereunder is contingent upon approval of thereof by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent provided in Section 16 herein, Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Stock is listed, if so listed, and/or the Nasdaq Global Select Market, if the Stock is quoted thereon. Unless and until the stockholders approve this amended and restated Plan in compliance with the applicable requirements, the existing Plan shall remain in effect and no Award granted hereunder shall be effective. The expiration date of the Plan, after which no Awards may be granted hereunder, shall be December 7, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.  Administration.  The Plan shall be administered by the full Board or the Committee, provided that the Committee shall be composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a Non-Employee Director; and further provided, that to the extent that the Company determines that an Award is intended to comply with Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) select the Eligible Persons to participate in the Plan;

(b) determine the nature and extent of the Awards to be made to each Participant;

(c) determine the time or times when Awards will be made to Participants;

(d) determine the duration of each Award Period and Restricted Period;

(e) determine the conditions to which the payment of Awards may be subject;

(f) establish the Performance Goals for each Award Period;

(g) prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

(h) cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.  Grant of Awards; Shares Subject to the Plan.  The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock made subject to all Awards may not exceed 10,467,051 shares of Common Stock. The number of Fair Value Awards may not exceed 1,279,555 shares of Common Stock. Any and all shares of Stock that may be made subject to Awards are authorized to be issued pursuant to Incentive Stock Options;

(b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

(c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

(d) No Participant may receive Options or SARs under the Plan with respect to more than 600,000 shares of Stock in any one year; and

(e) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

6.  Eligibility.  Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.  Discretionary Grant of Stock Options.  The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Related Entity. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement:

(a) Option Price.  The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that no Option shall be granted with a per share exercise price that is less than the Fair Market Value of a share of Stock at the Date of Grant.

(b) Manner of Exercise and Form of Payment.  Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

(c) Option Period and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years from the Date of Grant, as may be determined by the Committee (the “Option Period”), provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

(i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

(ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or any Related Entity or within thirty days of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

(iii) If the Holder ceases employment or service with the Company or any Related Entity for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

(d) Stock Option Agreement — Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

(i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder.

(iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Related Entity, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g) Prohibition on Option Repricing. Subject to Section 13, without the prior approval of the Company’s stockholders, the Company shall not, and the Committee shall not authorize the Company to, (i) amend any outstanding Option to reduce its Option Price or (ii) grant any new Option in replacement and cancellation of any outstanding Option with a higher Option Price. This prohibition on Option repricing shall not be construed to prohibit the adjustments for extraordinary changes in the Company’s capital structure that are otherwise permitted under Section 13 of this Plan.

8.  Stock Appreciation Rights.  Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. A SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting.  SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic Exercise.  If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

(c) Payment.  Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise.  A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration.  Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than seven years after the Date of Grant of the SAR.

(f) Prohibition on SAR Repricing.  Subject to Section 13, without the prior approval of the Company’s stockholders, the Company shall not, and the Committee shall not authorize the Company to, (i) amend any outstanding SAR to reduce its exercise price or (ii) grant any new SAR in replacement and cancellation of any outstanding SAR with a higher exercise price. This prohibition on SAR repricing shall not be construed to prohibit the adjustments for extraordinary changes in the Company’s capital structure that are otherwise permitted under Section 13 of this Plan.

(g) Fair Market Value.  No SAR shall be granted with an exercise price that is less than the Fair Market Value of a share of Stock at the Date of Grant of the SAR. In the case of SARs granted independent of Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.  Performance Shares.

(a) Award Grants.  The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. At the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the

Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

(b) Determination of Award.  At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

(c) Partial Awards.  A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

(d) Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period, but in no event later than two and one half months after the end of the calendar year in which the Award Period ends.

(e) Adjustment of Performance Goals.  The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any Related Entity whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any Related Entity whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that with respect to Performance Share Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

10.  Restricted Stock Awards and Phantom Stock Units.

(a) Award of Restricted Stock and Phantom Stock Units

(i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Cash dividends and stock dividends with respect to the Restricted Stock shall be currently paid to the Holder.

(iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

(iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

(c) Restricted Period.  The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award agreement. Notwithstanding the foregoing, the Committee shall have the authority to accelerate the end of the Restricted Period on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

(d) Forfeiture Provisions.  Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Related Entities during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.

(e) Delivery of Restricted Stock and Settlement of Phantom Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

As soon as administratively feasible, but in no event later than two and one half months after the end of the calendar year in which such occurs, upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(f) Stock Restrictions.  Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of            between Wright Medical Group, Inc. and           . A copy of such Agreement is on file at the offices of the Company at 5677 Airline Road, Arlington, Tennessee 38002.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

11.  Stock Bonus Awards.  The Committee may issue unrestricted Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as or in payment of a bonus, to provide incentives, or to recognize special achievements or contributions.

12. General

(a) Additional Provisions of an Award.  Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b) Privileges of Stock Ownership.  Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations.  The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.  Notwithstanding any other provision of the Plan, the Company or any Related Entity, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay prior to delivery of such Stock, the amount of any such taxes which are required to be withheld, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations may be accepted if the Holder of the Award elects to make payment in such manner.

(e) Claim to Awards and Employment Rights.  No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Related Entity.

(f) Designation and Change of Beneficiary.  Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(j) Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Non-transferability.  A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities.

(1) Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and any Related Entity and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses.  The expenses of administering the Plan shall be borne by the Company.

(o) Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p) Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

13.  Changes in Capital Structure.  Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards, and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year, if applicable, shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (a) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. With respect to Awards of Stock rights intended to be excluded from the definition of “deferred compensation” under Code Section 409A, such adjustments or substitutions shall be made only to the extent that the adjustments or substitutions are made pursuant to Treas. Reg. § 1.409A-1(b)(5)(v)(D). The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following: (a) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity; (b) all or substantially all of the assets of the Company are acquired by another person; (c) the reorganization or liquidation of the Company; or (d) the Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above; then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.  Non-exclusivity of the Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.  Amendments and Termination.  The Board may at any time terminate the Plan. Subject to Sections 7(g), 8(f) and 13, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall require the approval of the Company’s stockholders to the extent that such approval is then required by the Plan, applicable law, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the Stock is then listed or the Nasdaq Global Select Market or any other automated quotation system on which the Stock is then quoted.

16.  Effect of Section 162(m) of the Code.  The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that the Award is intended to comply with Section 162(m) of the Code, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code to provide a full Federal income tax deduction has been obtained.

17.  Compliance with Section 409A.  This Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the effective date of this Plan.

IN WITNESS WHEREOF, the undersigned has caused this amended and restated Plan to be executed on behalf of the Company as of May 14, 2008.

WRIGHT MEDICAL GROUP, INC.

By:
       Gary D. Henley
       President and Chief Executive Officer

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com
April 14, 2008
Dear Stockholder:
It is a great pleasure to have this opportunity to provide you with our 2007 Annual Report and the Proxy Statement for our 2008 Annual Meeting of Stockholders. The Annual Report discusses our performance in 2007 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 14, 2008.
YOUR VOTE IS IMPORTANT!
You can submit your proxy in one of two ways:
1.	Call toll-free 1-800-PROXIES (1-800-776-9437) on a touch-tone telephone at any time and follow the instructions on the reverse side; or

2.	Complete, sign, date, and return your proxy card in the accompanying envelope.
Thank you for your continued interest in, and ownership of, Wright Medical Group, Inc.

Sincerely,

F. Barry Bays
Executive Chairman of the Board

PROXY	PROXY
WRIGHT MEDICAL GROUP, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The 2008 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the Company) will be held at the Doubletree Hotel, located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 14, 2008, beginning at 9:00 a.m. (Central Time). The undersigned hereby acknowledges receipt of the combined Notice of 2008 Annual Meeting of Stockholders and Proxy Statement dated April 14, 2008, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.
     The undersigned hereby appoints F. Barry Bays, John K. Bakewell, and Jason P. Hood, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.
     The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.
(Continued and to be signed on the reverse side)

2008 ANNUAL MEETING OF STOCKHOLDERS
OF
WRIGHT MEDICAL GROUP, INC.
May 14, 2008
PROXY VOTING INSTRUCTIONS
TELEPHONE – Please call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
– OR –
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
ACCOUNT NUMBER
You may enter your voting instructions as 1-800-PROXIES up until 11:59 p.m. (Eastern Time) the day before the meeting date.
▼ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ▼

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒
1.	To elect directors to serve on our Board of Directors for a term of one year.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL NOMINEES EXCEPT (See instructions below.)

NOMINEES:	¡	Gary D. Blackford
	¡	Martin J. Emerson
	¡	Lawrence W. Hamilton
	¡	Gary D. Henley
	¡	John L. Miclot
	¡	Amy S. Paul
	¡	Robert J. Quillinan
	¡	David D. Stevens
	¡	James T. Treace
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee from whom you wish to withhold your vote as shown here: ●
2.	To ratify the selection of KPMG LLP as our independent auditor for 2008.
☐          FOR               ☐          AGAINST               ☐           ABSTAIN

3.
To approve the amendment to our Fourth Amended and Restated 1999 Equity Incentive Plan to (a) increase by 700,000 the number of shares of common stock available for awards thereunder and (b) make certain administrative changes to the plan.

☐          FOR               ☐          AGAINST               ☐           ABSTAIN
With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. IF NO INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.
To change the address on your account, please check the box at right and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please indicate your full title as such. If the shares are held by a corporation, partnership or limited liability company, please sign the full name of the entity by the duly authorized officer, partner or member, respectively.